Exhibits 99.1

LEASE

By and Between

SI 28, LLC,

a California limited liability company

(“Landlord”)

and

CUTERA, INC.,

a Delaware corporation

(“Tenant”)

(6530 Paseo Padre Parkway, Fremont, California)

Dated For Reference Purposes: May 2, 2017

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9.	MAINTENANCE OF PREMISES:		19

	A.	Landlord’s Obligations:	19

	B.	Tenant’s Obligations:	19

	C.	Obligations Regarding Reimbursable Operating Costs:	20

	D.	Reimbursable Operating Costs:	21

	E.	Tenant’s Allocable Share:	22

	F.	Waiver of Liability:	22

10.	INSURANCE:		23

	A.	Tenant’s Use:	23

	B.	Landlord’s Insurance:	23

	C.	Tenant’s Insurance:	23

	D.	Waiver:	24

11.	TAXES:		24

12.	UTILITIES:		25

13.	TOXIC WASTE AND ENVIRONMENTAL DAMAGE:		26

	A.	Use of Hazardous Materials:	26

	B.	Tenant’s Indemnity Regarding Hazardous Materials:	27

	C.	Notice of Release or Violation:	27

	D.	Remediation Obligations:	28

	E.	Environmental Monitoring:	28

14.	TENANT’S DEFAULT		29

	A.	Events of Default	29

	B.	Remedies:	29

	C.	Right to Re-enter:	30

	D.	Continuation of Lease:	30

	E.	No Termination:	30

	F.	Non-Waiver:	30

	G.	Performance by Landlord:	31

	H.	Habitual Default:	31

	I.	Landlord Default:	31

15.	LANDLORD’S LIABILITY:		32

	A.	Limitation on Landlord’s Liability:	32

	B.	Limitation on Tenant’s Recourse:	33

	C.	Indemnification of Landlord:	33

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16.	DESTRUCTION OF PREMISES:		33

	A.	Landlord’s Obligation to Restore:	33

	B.	Limitations on Landlord’s Restoration Obligation:	34

17.	CONDEMNATION:		34

18.	ASSIGNMENT OR SUBLEASE:		35

	A.	Consent by Landlord:	35

	B.	Assignment or Subletting Consideration:	36

	C.	No Release:	36

	D.	Reorganization of Tenant:	36

	E.	Permitted Transfers	37

	F.	Effect of Default:	37

	G.	Conveyance by Landlord:	38

	H.	Successors and Assigns:	38

	I.	Sublease Requirements:	38

	J.	Other Transfers	39

19.	OPTION TO EXTEND THE LEASE TERM:		39

	A.	Grant and Exercise of Option:	39

	B.	Determination of Fair Market Rental:	40

	C.	Resolution of a Disagreement over the Fair Market Rental:	40

	D.	Personal to Tenant:	41

20.	GENERAL PROVISIONS:		41

	A.	Attorney’s Fees:	41

	B.	Authority of Parties:	41

	C.	Brokers:	41

	D.	Choice of Law:	41

	E.	ARBITRATION OF DISPUTES:	42

	F.	Entire Agreement:	43

	G.	Entry by Landlord:	43

	H.	Estoppel Certificates:	43

	I.	Exhibits:	44

	J.	Interest:	44

	K.	Modifications Required by Lender:	44

	L.	No Presumption Against Drafter:	44

	M.	Notices:	44

	N.	Property Management:	44

	O.	Rent:	45

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P.	Representations:	45

Q.	Rights and Remedies:	45

R.	Severability:	45

S.	Submission of Lease:	45

T.	Subordination:	45

U.	Survival of Indemnities:	46

V.	Time:	46

W.	Transportation Demand Management Programs:	46

X.	Waiver of Right to Jury Trial:	46

Y.	General:	46

Z.	Rooftop Rights	46

EXHIBIT “A” – Premises & Building		48

EXHIBIT “B” – Acceptance Agreement		49

EXHIBIT “C” – Preliminary Tenant Improvement Plans		50

EXHIBIT “D” – Tenant Improvement Plans and Specifications		52

SCHEDULE 13.A – List of Permitted Substances		53

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Basic Lease Information Sheet

1.	Date of Lease (for reference purposes only):	May 2, 2017

2.	Tenant:	Cutera, Inc., a Delaware corporation

3.	Tenant’s Address For Notices Prior to Occupancy:	3240 Bayshore Blvd., Brisbane, CA 94005 Attn: Office Manager

4.	Tenant’s Address For Notices After Occupancy:	At the Premises Attn: Office Manager With a facsimile or email Copy to: Valence Law Group, PC Attn: Krista Kim Facsimile: (415) 358-4570 Email: krista@valencelaw.com

5.	Tenant Billing Contact as of the Date of Lease and Prior to Occupancy at the Premises (After Occupancy to the Premises):	Accounts Payable with a copy to Rajesh Madan 3240 Bayshore Blvd., Brisbane, CA 94005 Phone: 415-657-5529 Email: ap@cutera.com and rmadan@cutera.com

6.	Tenant Facility Contact as of the Date of Lease and Prior to Occupancy at the Premises (After Occupancy to the Premises):	Bernie Schneider 3240 Bayshore Blvd., Brisbane, CA 94005 Phone: 415-657-5542 Email: bschneider@cutera.com

7.	Landlord:	SI 28, LLC, a California limited liability company

8.	Landlord’s Address:	c/o The Sobrato Organization, LLC 10600 North De Anza Boulevard, Suite 200 Cupertino, CA 95014

9.	Landlord’s Property Manager Contact as of the Date of Lease:	Phyllis Yamasaki The Sobrato Organization, LLC 10600 North De Anza Boulevard, Suite 200 Cupertino, CA 95014 Phone: (408) 796-6489 Email: PYamasaki@Sobrato.com

10.	Premises:	6530 Paseo Padre Parkway Fremont, California 94555 (Section 2)

11.	Rentable Square Footage/Tenant’s Allocable Share:

Rentable Square Footage: Approximately one hundred thousand one hundred three (100,103) square feet

(Section 2)

Tenant’s Allocable Share of Reimbursable Operating Costs:

Allocable Share of Reimbursable Operating Costs allocable to the Building – one hundred percent (100%)

Allocable Share of Reimbursable Operating Costs allocable to the Project – thirty-four and forty-eight hundredths percent (34.48%)

(Section 9.E)

12.	Estimated Commencement Date:	December 1, 2017, subject to the provisions of Section 4.A (Section 4.A)

13.	Reimbursable Operating Costs and Management Fees:	Payable commencing on the Commencement Date (Section 4.A)

14.	Estimated Expiration Date:	January 31, 2028 (Section 4.A)

15.	Term:

Initial Term: Approximately one hundred twenty-two (122) months; provided that if the Commencement Date occurs on a day other than the first (1st) calendar day of the month, then the first (1st month) of the Lease Term shall be deemed to be the first (1st) partial and first (1st) full calendar month of the Lease Term.

(Section 4.A)

Option Terms: One (1) term of sixty (60) months

Option Term Notice Period: No earlier than fifteen (15) months nor later than twelve (12) months prior to the date the Lease Term would otherwise expire

(Section 19)

16.	Base Monthly Rent:
		Time Period*	Base Monthly Rent

		12/1/17 to 12/31/17	$-0-
		1/1/18 to 12/31/18	$105,000.00
		1/1/19 to 12/31/19	$123,600.00
		1/1/20 to 12/31/20	$143,221.50
		1/1/21 to 12/31/21	$164,077.88
		1/1/22 to 12/31/22	$169,000.21
		1/1/23 to 12/31/23	$174,070.22
		1/1/24 to 12/31/24	$179,293.33
		1/1/25 to 12/31/25	$184,671.10
		1/1/26 to 12/31/26	$190,211.23
		1/1/27 to 12/31/27	$195,917.57
		1/1/28 to 1/31/28	$201,795.09

*If the Commencement Date is not December 1, 2017, then all time periods in the above Base Monthly Chart shall be adjusted based on the actual Commencement Date.

(Section 4.A)

Option Term Rent: the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term (without regard to temporary abatements or reductions), or (ii) the Fair Market Rental

(Section 19)

Holdover After Lease Expiration:

Without Landlord’s Consent - tenancy at sufferance, at one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding expiration or earlier termination (without regard to temporary abatements or reductions).

With Landlord’s Consent - month to month tenancy, at one hundred fifty percent (150%) of the Base Monthly Rent for the month preceding expiration or sooner termination of this Lease (without regard to temporary abatements or reductions).

(Section 7.D)

17.	Reimbursable Operating Costs

Includes, without limitation (except as otherwise expressly set forth in Section 9D) (i) Common area utilities and Building utilities to the extent not separately metered to the Building; (ii) common area maintenance and service agreements for the Building and/or Project and the equipment therein; (iii) insurance premiums and costs; (iv) repairs, replacements (provided the cost of any replacement of capital items will be amortized) and general maintenance; (v)  all real estate taxes and assessment installments and other impositions and charges; (vi) costs of complying with Sustainability Requirements; (vii) deductibles under insurance policies up to $250,000 per occurrence; (viii) capital expenditures (expensed or amortized as provided in Section 9.D); and (ix) the wages and benefits of all employees devoting time on operating or managing the Project (prorated as provided in Section 9.D).

(Section 9.D)

Payable with Monthly Base Rent and commencing on the Commencement Date even though Tenant has one (1) month of free Monthly Base Rent

(Section 9.D)

18.	Property Management Fee:	Monthly fee for management services - three percent (3%) of the Base Monthly Rent (Section 20.N)

19.	Late Charge:

Five (5%) percent of the overdue amount not received within five (5) days after the due date; provided, however, that with respect to the first late payment of Rent in any twelve (12) month period, Landlord shall provide written notice to Tenant of such late payment and the late charge shall not be payable unless Tenant shall fail to cure such late payment within five (5) days after receipt of Landlord’s written notice.

(Section 4.B)

20.	Letter of Credit:	One Million Eight Hundred Sixteen Thousand One Hundred Fifty-Five and 00/100 Dollars ($1,816,155.00), subject to reduction as provided in Section 5 (Section 5)

21.	Parking:

Non-exclusive right to use not more than three hundred twenty-five (325) surface parking spaces approximately 3.25 parking spaces per one thousand (1,000) feet of rentable square feet in the Premises; provided that, Tenant shall have the right to reserve fifteen (15) of such parking spaces for Tenant’s exclusive use in a location mutually agreed to by Landlord and Tenant

(Section 2)

22.	Work Allowance:	Two Million Two Thousand Sixty and 00/100 Dollars ($2,002,060.00) based upon Twenty Dollars ($20.00) per rentable square foot (Section 6.F)

23.	Broker(s):	Landlord’s Broker: CBRE Tenant’s Broker: T3 Advisors (Section 20.C)

This Basic Lease Information Sheet and the parenthetical references to sections of this Lease are for convenience of reference only, and designate some of the Lease sections where applicable provisions are set forth. In the event of any conflict between any information in this Basic Lease Information Sheet and the provisions of the Lease, the provisions of the Lease shall control.

Lease between
SI 28, LLC and CUTERA, INC.

1.	PARTIES:

THIS LEASE, dated for reference purposes as of May 2, 2017, between SI 28, LLC, a California limited liability company (“Landlord”), whose address is c/o The Sobrato Organization, LLC, 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014, and CUTERA, INC., a Delaware corporation (“Tenant”), whose address is 3240 Bayshore Boulevard, Brisbane, CA, Attention: Office Manager, prior to the Commencement Date (defined in Section 4.A below), and whose address is at the Premises commencing on the Commencement Date. Landlord and Tenant are collectively referred to in this Lease as the “Parties” and sometimes individually as a “Party”. This Lease shall become effective when it has been signed by Landlord and Tenant (the “Effective Date”).

2.	PREMISES:

Landlord hereby leases to Tenant, and Tenant leases from Landlord those certain premises situated in the City of Fremont, County of Alameda, State of California, being all of the rentable square footage contained in that certain building commonly known and designated as 6530 Paseo Padre Parkway (the “Premises”), the general location of which is shown on Exhibit “A” attached hereto. For purposes of this Lease the square footage of the building in which the Premises is located (“Building”) is deemed to be one hundred thousand one hundred three (100,103) rentable square feet. Tenant shall also have the nonexclusive right to use not more than three hundred twenty-five (325) parking spaces located in the parking area designated on Exhibit “A” attached hereto and all other areas designated by Landlord as common area from time to time (“Common Area”) including but not limited to parking areas and structures, and landscaping, sidewalks, service areas and other common facilities. The Building and Common Area are situated within a project site shared with two (2) additional buildings owned by Landlord as outlined in Exhibit “A” attached hereto (“Project”). Unless expressly provided otherwise, the term Premises as used herein shall include the Tenant Improvements (defined in Section 6.B below).

Landlord shall have the right, in its sole and absolute discretion, from time to time, to do the following, provided that reasonable access to the Premises remains available and such actions do not materially interfere with Tenant’s business operation: (a) make changes to the Common Area and/or the Project, including, without limitation, driveways, entrances, circulation drives, parking spaces, parking areas, direction of driveways, landscaped areas and walkways, provided such changes do not materially interfere with Tenant’s business operation and shall not diminish the number of parking spaces to which Tenant is entitled; (b) close temporarily any of the Common Area for maintenance and repair purposes or to prevent a public dedication thereof; (c) add additional buildings to the Project and improvements to the Common Area or remove or alter existing buildings (other than the Building) or improvements in the Project; (d) use the Common Area while engaged in making additional improvements, repairs or alterations to the Project; and (e) do and perform any other acts, alter or expand or make any other changes in, to or with respect to the Common Area and/or the Project as Landlord may, in its reasonable discretion, deem to be appropriate. Landlord reserves the absolute right to effectuate such other tenancies in the other Project buildings (if any) as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of Landlord. Tenant has not relied on the fact, nor has Landlord represented, that any specific tenant or type or number of tenants shall occupy any space in the other Project buildings (if any), or that any specific tenant or type of tenant shall be excluded from occupying any space in the other Project buildings (if any).

Landlord and Tenant have agreed to use the square footage numbers set forth in this Lease as the basis of calculating the rent due under this Lease and Tenant’s Allocable Share (defined in Section 9.E below). The rent due under this Lease and Tenant’s Allocable Share shall not be subject to revision if the actual square footages are more or less than as stated in this Lease, except as expressly provided elsewhere in this Lease (for example, in the event of a partial taking of the Project as described in Section 17 below). No representation or warranty of any kind, express or implied, is given to Tenant with respect to the square footage or acreage of the Premises, Building or any other portion of the Project. Landlord shall have no liability to Tenant if the square footages or acreage described in this Lease differ from the actual square footages or acreage.

3.	USE:

A.	Permitted Uses:

Tenant shall use the Premises to the extent permitted under applicable Laws (defined in Section 8.C below) only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion: Office, research and development, sales, marketing, light manufacturing and distribution, ancillary storage and other uses incidental thereto. Tenant shall use only the number of parking spaces allocated to Tenant under this Lease. All commercial trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain within the Project only so long as is reasonably necessary to complete the loading and unloading. Landlord reserves the right to impose such additional rules and regulations as Landlord deems reasonably necessary to operate the Project in a manner which protects the quiet enjoyment of all tenants in the Project, provided that such rules and regulations do not materially and adversely affect Tenant’s rights (including without limitation, to use the loading dock) or materially increase Tenant’s obligations under this Lease. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws (as defined in Section 8.C below).

B.	Uses Prohibited:

Tenant shall not commit or suffer to be committed on the Premises any waste, nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or user of the Project, nor allow any use of the Premises for an unlawful purpose or for any sale by auction. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the Building in excess of the load limits for which such ceiling, walls or columns are designed, or set any load on the floor in excess of the load limits for which such floors are designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or any portion of the Project, including without limitation the soils or ground water in or around the Project. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Project outside of the Building by Tenant or Tenant’s Agents without Landlord’s prior approval, which approval may be withheld in its sole and absolute discretion. Neither Tenant nor Tenant’s Agents shall dispose of any waste materials, refuse, scrap, debris or garbage anywhere outside of the Premises except in enclosed trash containers designated for that purpose by Landlord. Neither Tenant nor Tenant’s Agents shall conduct any auction in, on or about the Project, excepting charity auctions in connection with business events which Tenant has obtained Landlord’s prior approval, which approval shall not be unreasonably withheld. At no time during the Lease Term shall Tenant have access to or right to use the roof of the Building except in accordance with this Lease.

C.	Advertisements and Signs:

Tenant shall not place or permit to be placed, in, upon or about the Premises any signs not approved by the City of Fremont (“City”) and other governing authority having jurisdiction, including, but not limited to any business park regulations for the Project. Tenant shall not place or permit to be placed upon the Premises any signs, advertisements or notices visible from outside the Premises without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Tenant shall be granted the right to use a portion of the existing monument signs for Tenant’s signage, as reasonably determined by Landlord. Tenant’s signage on the monument signs shall be subject to obtaining Landlord’s prior consent as to size, design, lettering, coloring and location of the monument and signage, which consent will not be unreasonably withheld, and subject to obtaining City and other required governmental consent. Other than the signage expressly allowed by this Section 3.C above, Tenant shall not install any signage within the Project that is visible from outside the Premises except as expressly provided in this Section 3.C above. Any sign placed in, upon or about the Premises, and any sign of Tenant placed upon any sign monument within the Project, shall be removed by Tenant, at its sole cost, prior to the expiration or sooner termination of the Lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises, sign monument or Project caused thereby, and if not so removed, then Landlord may have same so removed at Tenant’s expense.

D.	Covenants, Conditions and Restrictions:

This Lease is subject to the effect of (i) all covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record and any other matters or documents of record, and (ii) all zoning laws and other governmental requirements of the city, county and state where the Building is situated (the matters described in this sentence being collectively referred to herein as “Restrictions”), and Tenant shall conform to and shall not violate the terms of any such Restrictions. Landlord shall have the right from time to time to encumber the Premises with any and all public utility easements, private easements and covenants, conditions and restrictions required by the City or any other governmental authority in connection with the development of the Project or needed or desired by Landlord for the ownership, use and operation of the Project (including without limitation any Covenants, Conditions and Restrictions recorded in the Official Records of Alameda County, California), all of which shall constitute part of the Restrictions; and Tenant agrees that its rights under this Lease shall be subject and subordinate to all such Restrictions, provided that Landlord shall be required to obtain Tenant’s consent to any Restrictions entered into following the date of this Lease which affect Tenant’s use and enjoyment of the Premises or which materially increase Tenant’s obligations under this Lease. Landlord shall have the right to change the size of any parcel comprising the land upon with the Project is located (“Land”), parcelize, subdivide and/or merge any parcels comprising the Land and/or condominiumize any portion of the Project, without Tenant’s approval so long as such actions do not adversely affect Tenant’s use and enjoyment of the Premises or materially increase Tenant’s obligations under this Lease. Not later than ten (10) business days after request by Landlord, Tenant shall execute any documents reasonably required to evidence or effectuate Tenant’s subordination and/or consent to the matters described in this Section above.

E.	Sustainability Requirements:

As used in this Lease, “Sustainability Requirements” means any and all Laws requiring any “green building” or other environmental sustainability practices and requirements enacted or imposed after the Date of Lease by any governmental authority or applicable Laws from time to time (“Sustainability Requirements”). Without limiting the scope of any Sustainability Requirements that may be in effect from time to time, Tenant acknowledges that Sustainability Requirements may address whole-building or premises operations, construction issues, maintenance issues and other issues, including without limitation requirements relating to: chemical use; indoor air quality; energy and water efficiency; recycling programs; interior and exterior maintenance programs; systems upgrades to meet green or sustainable building energy, water, air quality, and lighting performance standards; construction methods and procedures; material purchases; disposal of garbage, trash, rubbish and other refuse and waste; and the use of proven energy and carbon reduction measures. Neither Tenant nor Tenant’s Agents shall use or operate the Premises in a manner that will cause any part of the Project to be in non-compliance with any Sustainability Requirements in effect from time to time.

4.	TERM AND RENTAL:

A.	Term; Base Monthly Rent:

The Lease term (“Lease Term”) shall be for one hundred twenty-two (122) months, commencing on the later of (i) December 1, 2017, or (ii) the date that Landlord delivers the Premises to Tenant following Substantial Completion of the Tenant Improvements or would have delivered the Premises to Tenant with the Tenant Improvements Substantially Complete but for Tenant Delays (as defined in Section 6.F) (the “Commencement Date”) estimated to occur on December 1, 2017, and ending on the later of January 31, 2028 or one hundred twenty-two (122) months following the Commencement Date, (“Expiration Date”). If the Commencement Date occurs on a day other than the first (1st) calendar day of the month, then the first (1st month) of the Lease Term shall be deemed to be the first (1st) partial and first (1st) full calendar month of the Lease Term, except as otherwise expressly provided in this Lease. Notwithstanding the Parties’ agreement that the Lease Term begins on the Commencement Date, this Lease and all of the obligations of Landlord and Tenant shall be binding and in full force and effect from and after the Effective Date. In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent (“Base Monthly Rent”) in accordance with the schedule set forth in Section 16 of the Basic Lease Information Sheet for each partial or full calendar month, subject to proration as described below. Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction and except as otherwise expressly provided in this Lease without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated in writing by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment based on the number of days in the partial calendar month; provided that if this Lease terminates due to Tenant’s default, Tenant shall not be relieved of the obligation to pay future accruing rent, and the provisions of Section 14 shall control. Notwithstanding that no Base Monthly Rent is payable for the first one (1) month following the Commencement Date (the “Rent Abatement Period”), property management fees (based on an assumed Base Monthly Rent of One Hundred Five Thousand Dollars ($105,000)) and Reimbursable Operating Costs shall be payable starting on the Commencement Date. Within five (5) business days following Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum of One Hundred Five Thousand Dollars ($105,000) as a deposit to be applied on the Commencement Date against the Base Monthly Rent due for the second (2nd) month of the Term.

B.	Late Charge:

Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant is not received by Landlord or Landlord’s designee within five (5) days after it is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due; provided, however, that with respect to the first late payment of Rent in any twelve (12) month period, Landlord shall provide written notice to Tenant of such late payment and the late charge shall not be payable unless Tenant shall fail to cure such late payment within five (5) days after receipt of Landlord’s written notice. The Parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding attorneys’ fees and costs to the extent Landlord is permitted to recover such fees and costs in accordance with Sections 5.C or 20.A. If any Base Monthly Rent or other sum due from Tenant remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate (defined in Section 14.B) from the date such amount became due until paid. Acceptance by Landlord of such late charge or interest shall not constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then the Base Monthly Rent, property management fees and Tenant’s Allocable Share of Reimbursable Operating Costs (defined in Section 9.D) shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any amount due under this Lease.

5.	SECURITY DEPOSIT:

A.	Amount and Purpose:

Within five (5) business days following mutual execution of this Lease, Tenant shall provide Landlord an irrevocable standby letter of credit (as replaced or amended pursuant to this Section 5, the “Letter of Credit”) in the amount of One Million Eight Hundred Sixteen Thousand One Hundred Fifty-Five and 00/100 Dollars ($1,816,155.00) (the “Letter of Credit Amount”) in a form, containing terms, issued by a lending institution, and drawable in a location all reasonably acceptable to Landlord (the Letter of Credit and all proceeds thereof, and all other sums paid to Landlord in substitution of the foregoing, being referred to as the “Security Deposit”). If no uncured Tenant default under this Lease exists and no notice of default has been sent to Tenant under this Lease that has not been cured on the following dates, then the Letter of Credit Amount shall automatically be reduced as follows: (i) on the commencement of the fortieth (40th) month following the Commencement Date to One Million Two Hundred Ten Thousand Seven Hundred Seventy and 00/100 Dollars ($1,210,770.00), and (ii) on the commencement of the sixty-fourth (64th) month following the Commencement Date to Six Hundred Five Thousand Three Hundred Eighty-Five and 00/100 Dollars ($605,385.00). If Tenant defaults with respect to any provisions of the Lease beyond applicable notice and cure periods, including but not limited to (a) the provisions relating to payment of Base Monthly Rent or other charges in default, or any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or (b) breach of any of Tenant’s obligations under this Section 5, Landlord shall be entitled to draw on the Letter of Credit or any portion thereof at any time by certifying the occurrence of such default to the issuer; thereafter, as to any cash remaining from the drawdown of the Letter of Credit and application of the amounts drawn to amounts owed to Landlord, such portion of the Security Deposit shall be in the form of cash held by Landlord; provided Landlord shall return any unused portion to Tenant upon receipt by Landlord of a replacement Letter of Credit in the full amount of the Letter of Credit required by this Section and which Letter of Credit complies with the requirements of this Section 5. Tenant’s failure to timely comply with its obligations under this Section 5 shall constitute a material default of Tenant, for which no notice or opportunity to cure shall apply or be required before Landlord is entitled to draw the full amount or any other portion of the Letter of Credit, time being of the essence with respect to Tenant’s obligations under this Section 5. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of every term, covenant and condition of this Lease applicable to Tenant, and not as prepayment of rent. Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit reasonably necessary for the payment of any amount which Landlord may spend by reason of Tenant’s default or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default, including without limitation loss of future rents due under this Lease upon termination of this Lease due to a default by Tenant and other damages recoverable under California Civil Code Section 1951.2. Landlord shall not be deemed a trustee of the Security Deposit or any other funds held by Landlord, and Landlord shall not be required to keep the Security Deposit or any such other funds separate from its general funds. The Security Deposit and such other funds shall not bear interest for the benefit of Tenant.

B.	Requirements of Letter of Credit:

Tenant shall keep the Letter of Credit in effect in the Letter of Credit Amount during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks following the Expiration Date. At least thirty (30) days prior to expiration of any Letter of Credit, the term thereof shall be renewed or extended for a period of at least one (1) year. If the issuer of the Letter of Credit becomes insolvent, is closed or is placed in receivership, or if Landlord is notified that the Letter of Credit will not be honored, or if there is a material negative change in the issuer’s credit rating or ability to meet its obligations, then within ten (10) business days after demand from Landlord, Tenant shall deliver to Landlord a new Letter of Credit issued by a lending institution acceptable to Landlord in Landlord’s reasonable discretion, and otherwise meeting the requirements of this Section 5. In the event Landlord draws against the Letter of Credit and applies any portion of the proceeds thereof to the amounts owed to Landlord, Tenant shall deliver a replacement Letter of Credit in the full amount of the Letter of Credit required by this Section 5 and which Letter of Credit complies with the requirements of this Section 5 or replenish the remaining Security Deposit such that the aggregate amount of Security Deposit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required, as the same may be required to be increased as provided above. If at any time while a Letter of Credit is held as a Security Deposit, Tenant is a Debtor (as defined in Section 101(13) of the Bankruptcy Code) under any case or filing, then, anything in this Section 5 to the contrary notwithstanding, Landlord shall not be required to give Tenant written notice of and/or opportunity to cure or grace period to cure any default under this Lease prior to Landlord drawing upon the Letter of Credit following Tenant’s failure to perform any of its obligations under this Lease. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord in the condition required by this Lease, less any amount deducted in accordance with this Section 5, together with Landlord’s written notice itemizing the amounts and purposes for such deduction. Tenant hereby waives California Civil Code Section 1950.7, or any similar law now or hereafter in effect (including, without limitation, any federal law) which may have the effect of limiting the circumstances under which Landlord would be allowed to use or apply the Security Deposit or amount that could be so used or applied, or imposing a deadline for the return of the Security Deposit. In the event of termination of Landlord’s interest in this Lease, Landlord shall deliver the Letter of Credit or cash Security Deposit to Landlord’s successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Letter of Credit or cash Security Deposit; provided, however, that if Tenant fails to timely perform its obligations under the next sentence, Landlord shall have the right, upon request of Landlord’s successor, to draw on the Letter of Credit on behalf of Landlord’s successor. Upon termination or transfer of Landlord’s interest in the Lease, within ten (10) days after request by Landlord or Landlord’s successor, Tenant shall either cause the Letter of Credit to be amended to name Landlord’s successor as the party entitled to draw down on the Letter of Credit and deliver such amendment to the requesting party, or shall obtain and deliver to the requesting party a new Letter of Credit naming Landlord’s successor as the party entitled to draw on the Letter of Credit and otherwise meeting the requirement of this Section 5, and any transfer fee required to be paid to the issuer solely to effectuate the change in beneficiary (as opposed to any other issuance cost or collateral requirement) shall be paid by Landlord. Landlord shall have the right to pledge the Letter of Credit or cash Security Deposit or otherwise grant a security interest therein to Landlord’s lenders, and shall have the right to deliver the Letter of Credit or all or any portion of any cash Security Deposit to Landlord’s lenders in connection therewith, provided the Letter of Credit or cash Security Deposit shall only be used in accordance with, and shall continue to be governed by, the terms and provisions of this Section 5. At Landlord’s election, within ten (10) business days after request by Landlord, Tenant shall either cause the Letter of Credit to be amended to name Landlord’s lenders as the beneficiary or as a co-beneficiary with Landlord, and/or as a co-signer of any certification presented for a drawdown of the Letter of Credit, and to incorporate other changes to the Letter of Credit reasonably requested by Landlord or Landlord’s lenders, or shall obtain a new Letter of Credit to effectuate such changes and otherwise meeting the requirements of this Section 5, and any amendment or transfer fee required to be paid to the issuer solely to effectuate the amendment requested by Landlord or change in beneficiary (as opposed to any other issuance cost or collateral requirement) shall be paid by Landlord. If a new Letter of Credit is delivered to Landlord as required by this Section 5.B, the old Letter of Credit shall be promptly returned to Tenant. If Landlord or a designated lender rightfully attempts to draw on the Letter of Credit but does not receive the full amount requested in cash, Tenant shall within ten (10) business days after demand from Landlord, deposit with Landlord cash in the amount of the deficiency.

6.	CONSTRUCTION:

A.	Landlord Work:

Except as otherwise specifically provided in this Section 6.A or elsewhere in this Lease, the Premises shall be delivered to Tenant, and Tenant shall accept such delivery, in its then “AS IS, WITH ALL FAULTS” condition, without representation or warranty of any kind, express or implied, other than any which may be expressly contained in this Lease, and with no obligation on the part of Landlord to perform any work or make any improvements (other than such work as this Lease expressly states must be performed by Landlord during the Lease Term). Notwithstanding anything to the contrary in this Lease, Landlord warrants that upon delivery of the Premises to Tenant and for a period of six (6) months following the Commencement Date (the “Warranty Period”) that all systems servicing the Building, including without limitation the HVAC (the “Building Systems”) shall be in good working order (such warranty on the Building Systems is subject to the limitations set forth in this paragraph); provided that, if any of Tenant’s work to the Building materially and adversely impacts the Building Systems or results in a modification of such Building System, then such impacted Building Systems shall no longer be covered by Landlord’s warranty in this paragraph. During the Warranty Period, Landlord, at its sole cost and expense, shall make all repairs and replacements necessary to keep the Building Systems in good working order (the “Warranty Costs”); provided, that Landlord shall be allowed to pass-through as Operating Charges to Tenant all normal maintenance costs relating to the Building Systems and such maintenance costs shall not be included in the definition of Warranty Costs. After the Warranty Period, all repairs and replacements of the Building Systems shall be Tenant’s sole responsibility, subject to the provisions of Section 9A and 9B below.

B.	Tenant Improvement Construction:

All initial tenant improvements to the interior of the Premises which Tenant desires to install in the Building prior to commencing operation of its business in any portion of the Premises (“Tenant Improvements”) shall be constructed by Landlord’s General Contractor (as defined below in Section 6.C) in accordance with plans and specifications prepared under Tenant’s direction by Tenant’s Architect (as defined below in this Section 6.B) and approved by Landlord and the requirements of this Section 6.B and Section 8 below, at Tenant’s sole cost, subject to Section 6.C below relating to the Work Allowance. Tenant has provided and Landlord has approved the preliminary plans for the Tenant Improvements attached hereto as Exhibit “C” (the “Preliminary TI Plans”). The final plans and specifications for the Tenant Improvements (the “Tenant Improvement Plans and Specifications”) shall be prepared at Tenant’s expense (subject to the Work Allowance) by a licensed California architect selected by Tenant (“Tenant’s Architect”) and approved by Landlord, which approval shall not be unreasonably withheld (Landlord hereby pre-approves Form 4 as Tenant’s Architect) and shall be generally consistent with, or logical extensions of, the Preliminary TI Plans; provided, Landlord shall not unreasonably withhold consent to revisions to the Preliminary TI Plans requested by Tenant which do not add or expand the Specialized Tenant Improvements shown in the Preliminary TI Plans, but if the revisions do add or expand the Specialized Tenant Improvements, Landlord may withhold consent based on its sole and absolute discretion. The process for approval and disapproval of the Tenant Improvement Plans and Specifications is described in this Section 6.B. Tenant shall cause the Tenant Improvement Plans and Specifications to be completed for all aspects of the work with all detail necessary for submittal to the City for issuance of building permits, which Tenant and Tenant’s Architect shall be required to be obtained, and for construction by Landlord’s General Contractor, and shall include any information required by the relevant agencies regarding Tenant’s use of Hazardous Materials if applicable. For purposes of this Lease, the “Building Core” means those items typically associated in the industry with an office building core including elevators, finished restrooms, fire sprinklers, HVAC and electrical systems distributed to each floor, exiting stair finishes, and a finished building lobby. The Tenant Improvements and Tenant Improvement Plans and Specifications shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, so long as the Tenant Improvement Plans and Specifications requested by Tenant do not add or expand the Specialized Tenant Improvements shown in the Preliminary TI Plans, but if the revisions do add or expand the Specialized Tenant Improvements, Landlord may withhold consent based on its sole and absolute discretion. The Tenant Improvement Plans and Specifications shall provide for a minimum build-out in all areas of the Premises consisting of: (i) the Building Core, (ii) fire sprinklers, (iii) floor coverings, (iv) t-bar suspended or creative open ceiling, (v) distribution of the HVAC system, (vi) 2’ x 4’ drop-in florescent lighting, and (vii) all other work required by the City necessary to obtain a certificate of occupancy or its equivalent if certificates of occupancy are not issued by the City (other than the Building Shell and Building Core which Landlord is required to deliver pursuant to Section 6.A above). The Tenant Improvements, shall include construction of a ground floor break room for the Building and Tenant shall consider an indoor/outdoor concept provided for in Landlord’s marketing materials for the Building. The materials and finishes utilized in construction of the Tenant Improvements shall be consistent in quality with those of a Class A office and research and development building as selected by Tenant and reasonably approved by Landlord Following completion of the Tenant Improvement Plans and Specifications and Landlord’s approval thereof, the Parties shall attach sheet references to the approved Tenant Improvement Plans and Specifications as Exhibit “D” to this Lease and Tenant, along with Tenant’s Architect, shall diligently seek all building permits (the “TI Permits”) required for the construction of the Tenant Improvements. Promptly following issuance of building permits for the Tenant Improvements, Landlord shall cause construction thereof to promptly commence and shall diligently pursue them to completion. The Tenant Improvement Plans and Specifications once approved by both Landlord and Tenant shall be referred to as the “Approved Plans.” The Tenant Improvements shall be deemed substantially complete (“Substantially Complete”, “Substantially Completed” or “Substantial Completion”) when the Tenant Improvements have been substantially completed in accordance with the Approved Plans, as evidenced by the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority to the extent required under applicable Laws, except for punch list type items that do not prevent Tenant from occupying the Premises for the conduct of its business therein. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall conduct a walk-through inspection of the Tenant Improvements, provided that the Tenant Improvements have been Substantially Completed, Landlord and Tenant shall together execute an acceptance agreement of such improvements in the form attached hereto as Exhibit “B” (the “Acceptance Agreement”), subject to prompt completion by Landlord’s General Contractor of any punch list items.

With respect to the Tenant Improvements, Tenant shall pay to Landlord a fee equal to one and one-half percent (1 ½%) of the total hard and soft costs incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Landlord Fee”), in accordance with Section 6.F below; provided that the Landlord Fee shall not exceed Seventy-Five Thousand Dollars ($75,000.00).

In no event shall Landlord’s approval of, or consent to Tenant’s architect, contractors or any plans, specifications and drawings for the Tenant Improvements constitute a representation or warranty by Landlord of (i) the accuracy or completeness of the plans, specifications, drawings or the absence of design defects therein, or (ii) compliance with applicable Laws, or (iii) the qualification of the architect or contractors, and Tenant agrees that Landlord shall incur no liability by reason of such approval or consent.

The Tenant Improvements shall not be removed or altered by Tenant without the prior written consent of Landlord, except as provided in Section 7.A or 8 below. Tenant shall have the right to depreciate and claim and collect any investment tax credits for the Tenant Improvements paid for by Tenant during the Lease Term, except to the extent paid for or reimbursed to Tenant from the Work Allowance. Upon expiration or sooner termination of the Lease Term, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest with Landlord without any payment therefore. Tenant shall not be required to remove the initial Tenant Improvements installed pursuant to the provisions of this Section 6B.

C.	Tenant Improvement Costs:

Landlord agrees to provide Tenant a work allowance to be utilized by Tenant in accordance with this Lease for the construction of the Tenant Improvements, in the amount of Two Million Two Thousand Sixty and 00/100 Dollars ($2,002,060) (the “Work Allowance”), subject to this Section 6.F below. Tenant shall pay all costs associated with the Tenant Improvements, subject to Landlord’s obligation to provide the Work Allowance pursuant to this Section 6.F. The cost of the Tenant Improvements for which the Work Allowance may be utilized by Tenant (“Work Allowance Costs”) shall consist of only the following to the extent actually incurred or paid by Landlord in connection with the construction of the Tenant Improvements to its unaffiliated third party general contractor (“Landlord’s General Contractor”), architects, project managers, designers and suppliers for the Tenant Improvements; the fees of Landlord’s General Contractor, architects, designers and suppliers; materials, labor and other construction costs; governmental permit fees, construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements and Landlord’s Fee. Landlord shall enter into a general contract with Landlord’s General Contractor on terms reasonably approved by Landlord. In no event shall the Work Allowance be used for Tenant’s furniture, trade fixtures, telephone and other office equipment, personal property, cabling/wiring/telecommunication costs, or any Specialized Tenant Improvements (defined in Section 10.B below), except for any Specialized Tenant Improvements shown on the Preliminary TI Plans (as such Specialized Tenant Improvements may be relocated or moved in the final approved drawings) or Specialized Tenant Improvements approved by Landlord in its sole discretion pursuant to this Section 6(C). In no event shall any portion of the Work Allowance be used or payable for any improvements designed or constructed for any subtenant of any portion of the Premises. The Work Allowance shall be paid by Landlord to Landlord’s General Contractor as payments for the Work Allowance Costs become due to Landlord’s General Contractor, architects, designers and suppliers in accordance with this Section 6.F below. During the course of design and construction of the Tenant Improvements, but not more than once in any calendar month, Landlord shall deliver to Tenant the following (the “Disbursement Documentation”): (i) a written request for disbursement of Tenant’s portion of the cost of the Tenant Improvement work being invoiced by Landlord’s General Contractor or applicable third party, setting forth the amount requested for disbursement (“Disbursement Request”); (ii) a schedule of values allocating costs to the various portions of the Tenant Improvements for which disbursement is sought; (iii) proof of payment or evidence of costs incurred of all amounts owed to Landlord’s General Contractor or applicable third party; and (vi) invoices, vouchers, statements, affidavits and/or other documents received from Landlord’s General Contractor. Upon delivery of the Disbursement Documentation, Landlord shall be entitled to payment of Landlord’s Fee applicable to the amount requested for disbursement, which amount shall be paid out of any remaining proceeds of the Work Allowance (prior to reduction in connection with the current Disbursement Request). If there are not sufficient remaining proceeds of the Work Allowance to pay the entire Landlord’s Fee, then following receipt of the Disbursement Request, Tenant shall also deliver to Landlord that portion of Landlord’s Fee not covered by remaining proceeds of the Work Allowance. Not later than forty-five (45) days after the Tenant Improvements have been completed Landlord shall deliver to Tenant evidence substantiating the total cost paid or incurred by Landlord with respect to the Tenant Improvements, together with any unpaid balance of Landlord’s Fee. Within twenty (20) days after Tenant’s receipt of the Disbursement Documentation, Tenant shall pay directly to Landlord the balance of any portion owed by Tenant in accordance with this Article 6. Tenant shall be responsible for the payment of the cost of the Tenant Improvements which exceeds the Work Allowance in pari passu based on the percentage of the excess sums bears to the Tenant Improvements (so, for example, if the Work Allowance only covers 70% of the estimated cost of the Tenant Improvements, each disbursement by Tenant of excess costs shall consist of 30% of the invoiced amount from the Landlord’s Contractor). Upon final completion, the parties shall reconcile the cost of the Tenant Improvements with the Work Allowance and the excess costs.

If following completion of the Tenant Improvements and payment of Landlord’s share of Work Allowance Costs in accordance with this Section 6.F above there are any un-disbursed Work Allowance funds, Tenant shall not be entitled to any further disbursements of such funds and shall not be entitled to any credit with respect to such funds. If any portion of the Work Allowance remains undisbursed as of the date that is twelve (12) months after the Date of Lease as extended for any Force Majeure Delays (as defined in Section 6.E) which delay Substantial Completion of the Tenant Improvements (the “Outside Disbursement Date”), then as to those remaining funds, Tenant shall not be entitled to any further disbursements of such funds and shall not be entitled to any credit with respect to such funds. Notwithstanding the foregoing Landlord shall not be required make any disbursements of the Work Allowance during any period when Tenant is in material default under this Lease beyond any applicable cure period expressly granted in this Lease.

Tenant will cause the Approved Plans to be provided to not less than three (3) qualified contractors for those contractors to bid the work contemplated in the Approved Plans based on a guaranteed maximum price. Tenant shall have the right to designate two of the contractors to provide a bid and Landlord shall have the right to designate one of the contractors to provide a bid. Prior to awarding any contract, Landlord and Tenant will review all bids received and discuss all material information known by either party in regard to the bids including any value engineering recommendations, recommended major sub-contractors, any exclusions and conditions provided by each bidder. Tenant must approve of the Cost of the Work prior to Landlord entering into a construction agreement with a contractor (which shall be a guaranteed maximum price contract), and Tenant shall have the right to adjust the scope of the work, including performing value engineering, in order to fit within the Work Allowance. Once the Cost of the Work has been approved by Tenant (the “Approved Budget”), it may not be changed except pursuant to a change order signed by Tenant. In the event that Landlord uncovers hazardous materials during construction of the Tenant Improvements, inspection and remediation and costs to comply with all Governmental Regulations with respect thereto shall be at Landlord’s sole cost and expenses, and shall not be deducted from the Allowance. Notwithstanding the foregoing, Landlord hereby preapproves WCI as Landlord’s Contractor for performance of the Tenant Improvements and agrees that unless Tenant elects to have the contractor selected via the competitive bid process described above, WCI shall not be required to bid on the Tenant Improvements to be awarded the contract. Landlord’s preapproval of WCI is based upon Tenant and WCI’s agreement to use union carpenters for the Tenant Improvements.

D.	Change Orders:

Subject to the reasonable approval by Landlord, Tenant shall have the right to order changes in the manner and type of construction of the Tenant Improvements, except for changes that add or expand the Specialized Tenant Improvements shown in the Approved Plans, which shall be subject the approval by Landlord in Landlord’s sole and absolute discretion. Upon request and prior to Tenant’s submitting any binding change order, Landlord shall cause Landlord’s General Contractor to promptly provide Tenant with written statements of the cost to implement and the time delay and increased construction costs associated with any proposed change order, which statements shall be binding on Landlord’s General Contractor. If no time delay or increased construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, Landlord shall cause Landlord’s General Contractor to implement such change order and the cost of constructing the Tenant Improvements shall be increased or decreased in accordance with the cost statement previously delivered by Landlord’s General Contractor to Tenant for any such change order.

E.	Force Majeure:

Any prevention, delay or stoppage due to any of the following (each a “Force Majeure Event”) shall extend by a period equal to the period of any said prevention, delay or stoppage: strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuel or reasonable substitutes therefor, governmental restrictions, regulations, controls, civil commotion, fire or other act of God, and other causes beyond the reasonable control of Landlord (except Landlord’s financial inability).

F.	Tenant Delays:

A “Tenant Delay” shall mean any delay in Substantial Completion of the Tenant Improvements as a result of any of the following: (i) Tenant’s failure to complete or approve the Tenant Improvement Plans and Specifications by July 1, 2017, except to the extent such delay is caused by or attributable to Landlord’s failure to provide approval or comments on any drafts of the Tenant Improvement Plans and Specifications within ten (10) business days of receipt of the most recent version of the Tenant Improvement Plans and Specifications from Tenant, (ii) the TI Permits are not obtained by August 1, 2017, except to the extent caused by Landlord’s unreasonable delay, (iii) the construction contract with Landlord’s General Contractor is not entered into by July 1, 2017, except to the extent caused by Landlord’s unreasonable delay, (iv) changes to the final approved Tenant Improvement Plans and Specifications requested by Tenant which delay the progress of the Tenant Improvements, (v) Tenant’s request for materials, components, or finishes which are not available in a commercially reasonable time given the target Commencement Date, (vi) Tenant’s failure to timely make a progress payment for Tenant Improvement costs as provided in Section 6.C above, (vii) Tenant’s request for more than two (2) rebidding of the cost of all or a portion of the work, (viii) any errors or omissions in the Tenant Improvement Plans and Specifications provided by Tenant’s architect, and (ix) any other delay caused by Tenant or Tenant’s Agents. Notwithstanding anything to the contrary set forth in this Lease, and regardless of the actual date the Tenant Improvements are Substantially Completed, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay had occurred as reasonably determined by Landlord. In addition, if a Tenant Delay results in an increase in the cost of the labor or materials, Tenant shall pay the cost of such increases not later than twenty (20) days after demand for payment is delivered to Tenant. Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless Landlord has provided written notice to Tenant specifying the action or inaction that constitutes the Tenant Delay within five (5) days of when Landlord first becomes aware of such Tenant Delay.

G.	Other Work by Tenant:

Prior to substantial completion of the Tenant Improvements, Tenant shall (i) provide active phone lines to any elevators, and (ii) enter into a contract with a firm to monitor the fire system. Tenant hereby agrees to perform any work necessary to ensure that the Tenant Improvements comply with Title 24; provided, Landlord shall maintain responsibility for any path of travel upgrades in Common Areas or any costs to remediate pre-existing Hazardous Substances in the Premises.

H.	Construction Related Accessibility Standards Notice:

In accordance with California Civil Code Section 1938, Landlord hereby notifies Tenant that Landlord has no actual knowledge that the Premises or the Common Area have been inspected by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the Tenant, if requested by Tenant. The Parties shall mutually agree on the arrangements for the time and manner of the CASp inspection and the payment of the fee for the CASp inspection. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises shall be controlled by Section 8.C of this Lease.

I.	Move In Period:

The period commencing on the thirty (30) day prior to the projected Commencement Date (as determined by Landlord) and continuing through the day before the Commencement Date shall be referred to herein as the “Move In Period”; provided that no access whatsoever shall be permitted unless Tenant shall deliver to Landlord: (a) the first month’s Base Rent in accordance with Section 4.A, (b) the Security Deposit in accordance with Section 5.A, and (c) written evidence specifying that Tenant is then carrying all insurance required by this Lease to be carried by Tenant and its contractors. Provided no Event of Default by Tenant has occurred and is continuing under this Lease, Tenant shall have the right to install in the Premises, during the Move In Period only, Tenant’s cabling and other furniture, furnishings, inventory, equipment, or trade fixtures, subject to all applicable terms and conditions of this Lease. At Tenant’s request from time to time Landlord will inform Tenant of Landlord’s good faith determination of the projected Commencement Date. Neither Tenant nor any agent of Tenant shall enter the Premises during those times that Landlord determines such entry will unreasonably interfere with activities of Landlord or Landlord’s contractors, and, in such event, Landlord shall notify Tenant of specific times during which Tenant may make such entry. Any and all activity by Tenant or any agent of Tenant prior to the Commencement Date shall be coordinated with Landlord and Landlord’s General Contractor to ensure that such activity does not interfere with any other work, including, the Tenant Improvement Work. If Landlord determines that any such interference is occurring, then Landlord shall have the right to require the removal of the offending party from the Premises (with Tenant having no right to assert that the Commencement Date or Tenant’s other obligations are affected thereby). During the Move In Period, neither Tenant nor any of its agents shall unreasonably delay or otherwise inhibit work being performed by Landlord or Landlord’s contractors. Notwithstanding anything in this Lease to the contrary: (a) Landlord shall have no responsibility with respect to any items placed in the Premises by Tenant or any agent of Tenant prior to the Commencement Date; and (b) all of the provisions of this Lease (including all insurance and indemnity provisions) shall apply during the Move In Period, except that during such period (i) Tenant shall not be obligated to pay Base Rent or Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes and (ii) Landlord shall not be obligated to provide any utility, service or other item in excess of those customarily provided to or for the benefit of a premises in order for Landlord to perform its building standard initial improvement work thereto.

7.	SURRENDER:

A.	Condition Upon Surrender:

Tenant further agrees on the expiration or sooner termination of this Lease, to surrender the Premises to Landlord in broom clean and good condition and repair, normal wear and tear and damage due to casualty and condemnation excepted. In this regard, “normal wear and tear” shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of customary standards for maintenance, repair, replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. Notwithstanding this Section 7.C above, Tenant shall cause the following to be done prior to the expiration or sooner termination of this Lease to the extent Tenant is not required to remove any of the following pursuant to Section 6.D or other provisions of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted, with smooth surfaces and free of holes and gouges, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant or Tenant’s contractors shall be removed, (vi) all windows shall be washed, (vii) the HVAC systems serving exclusively the Premises shall be serviced by a reputable and licensed service firm and left in “good operating condition and repair”, which condition shall be so certified by such firm, and (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). On or before the expiration or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and trade fixtures not so removed before the expiration or sooner termination of the Lease shall be deemed to have been abandoned by Tenant. If Landlord shall so desire, Tenant shall, at Tenant’s sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof to the same condition existing prior to Tenant making such Alteration; provided Tenant shall have no obligation to remove the Tenant Improvements as shown on the Preliminary TI Plan (or generally consistent with, or logical extensions of the Preliminary TI Plan or any Alterations (as defined in Section 7 below) or material revisions to the Tenant Improvements as reflected on Tenant Improvement Plans and Specifications made with Landlord's consent unless Landlord, at the time of granting such consent, indicates that the subject Alteration or material revision to the Tenant Improvements must be removed upon the expiration of the Lease Term. Tenant’s repair and restoration obligation under this Section 7.A shall include causing the Premises to be brought into compliance with all applicable building codes and other Laws in effect at the time of the removal, repair and restoration but only to the extent such compliance is necessitated by the removal, repair and restoration work. The foregoing provisions relating to Alterations for which Landlord’s consent was not obtained shall in no event be construed as giving Tenant the right to do any Alterations without Landlord’s consent.

B.	Failure to Surrender:

If Tenant remains in possession of the Premises after the expiration or sooner termination of this Lease without Landlord’s consent, or fails to surrender the Premises at expiration or sooner termination of this Lease in the condition required by this Lease, such hold over or failure shall not constitute a renewal or extension of the Lease Term, Tenant’s continued possession shall be on the basis of a tenancy at sufferance, and Tenant shall be liable to Landlord for one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the expiration or earlier termination, as applicable (without regard to temporary abatements or reductions then in effect)) plus all other amounts payable by Tenant under this Lease. In addition, if Tenant holds over without Landlord’s consent or fails to surrender the Premises at expiration or sooner termination of this Lease in the condition required by this Lease, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord and Landlord’s trustees, beneficiaries, shareholders, directors, officers, members, employees, partners, affiliates, agents, successors and assigns (collectively “Landlord Related Parties”) the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys’ fees) resulting from delay by Tenant in timely surrendering the Premises in the required condition on or before the earlier of (i) the date that is thirty (30) days after the expiration or sooner termination of this Lease, or (ii) the later of (a) thirty (30) days after Landlord provides Tenant with written notice that it will suffer consequential damages if Tenant does not surrender Premises within thirty (30) days of such notice, or (b) the date on which the Lease expires or is terminated, including without limitation all lost rents, lost profits and such other consequential damages suffered by Landlord, and Landlord shall be entitled to all other rights and remedies available to a landlord against a tenant wrongfully holding over after the expiration or termination of the term of a lease without the landlord’s consent. If Tenant holds over after the expiration or sooner termination of this Lease with Landlord’s consent, such holding over shall be construed as a month to month tenancy, at one hundred fifty percent (150%) of the Base Monthly Rent for the month preceding expiration or sooner termination of this Lease (without regard to temporary abatements or reductions then in effect) in addition to all other rent due under this Lease, and shall otherwise be on the terms and conditions of this Lease, except for the following: those provisions relating to the Lease Term to the extent inconsistent with a month to month tenancy and any options or rights to extend or renew this Lease, which provisions shall be of no further force and effect. This Section 7.D shall survive the termination or expiration of the Lease.

8.	ALTERATIONS & ADDITIONS:

A.	General Provisions:

Except as otherwise expressly provided in this Section 8.A, Tenant shall not make, or suffer to be made, any alteration or addition to the Premises (“Alterations”), or any part thereof, without obtaining Landlord’s prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant’s plans, not to exceed $1,000. After obtaining Landlord’s consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and with respect to Alterations which exceed One Hundred Thousand Dollars ($100,000.00) provides Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics’ lien claims. Tenant agrees to provide Landlord (i) not less than ten (10) days prior written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15” x 21”) vellum as-built drawings, and (iii) if applicable, a certificate of occupancy, or other final government approval if the City or other governmental authority having jurisdiction does not issue certificates of occupancy, for the work upon completion of the Alterations. All Alterations shall be constructed by a licensed general contractor reasonably acceptable to Landlord in compliance with all applicable Laws including, without limitation, all building codes, Sustainability Requirements and the Americans with Disabilities Act of 1990 as amended from time to time. Upon the expiration or sooner termination of this Lease, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant to the extent provided in Section 7.C. Alterations which are not to be deemed trade fixtures include without limitation heating, lighting, electrical systems, air conditioning, walls, carpeting, or any installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. In no event shall Landlord’s approval of, or consent to, any architect, contractor, engineer or other consultant or professional, any Alterations, or any plans, specifications and drawings for any Alterations constitute a representation or warranty by Landlord of (i) the accuracy or completeness of the plans, specifications, drawings and Alterations or the absence of design defects or construction flaws therein, or the qualification of any person or entity, or (ii) compliance with applicable Laws, and Tenant agrees that Landlord shall incur no liability by reason of such approval or consent. Once any Alterations begin, Tenant shall diligently and continuously pursue their completion. Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent, make non-structural Alterations to the Premises which do not affect the structure, roof or Building systems and are not visible from outside the Building, provided that (i) such Alterations do not exceed Fifty Thousand Dollars ($50,000) per contract, or One Hundred Thousand Dollars ($100,000) aggregate in a calendar year, and (ii) Tenant otherwise complies with the provisions of this Lease relating to Alterations.

B.	Free From Liens:

Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for or furnished to Tenant (but excluding work performed by Landlord). In the event Tenant fails to discharge any such lien within ten (10) business days after receiving notice of the filing, Landlord shall immediately be entitled to discharge the lien at Tenant’s expense and all resulting costs incurred by Landlord, including attorney’s fees shall be due immediately from Tenant as additional rent.

C.	Compliance With Governmental Regulations:

The term Laws or Governmental Regulations shall mean all federal, state, county, city or governmental agency laws, statutes, ordinances, codes, standards, rules, requirements, regulations, Sustainability Requirements or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, traffic mitigation, occupational, health, or safety standards for employers, employees, landlords, or tenants. Except as otherwise expressly provided in this Section 7.C below or elsewhere in this Lease to be a Landlord obligation, Tenant, at Tenant’s sole expense shall comply with all such Governmental Regulations applicable to the Premises or the Tenant’s use of the Premises and shall make all repairs, replacements, alterations, or improvements necessary to comply with said Governmental Regulations. Notwithstanding the foregoing, Landlord at its sole cost and expense shall be responsible for delivering on the Commencement Date the exterior walkways and paths of ingress/egress in compliance with all Governmental Regulations (including ADA and Title 24), to the extent such compliance is not required due to Tenant’s particular use of the Premises. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant. Tenant’s obligations pursuant to this Section 8.C shall include, without limitation except as expressly provided above, maintaining and restoring the Premises and making structural and nonstructural alterations and additions to the Premises, Building and Common Area in compliance and conformity with all Laws and recorded documents to the extent required because of Tenant’s particular use of the Premises or any work or Alteration made by or on behalf of Tenant during the Lease Term or any breach of Tenant’s obligations under this Lease. The foregoing shall include, without limitation, compliance with and improvements required by the Americans With Disabilities Act or any similar Laws, as they may be amended from time to time. Landlord’s approval of any Alteration or other act by Tenant shall not be deemed to be a representation by Landlord that said Alteration or act complies with applicable Laws, and Tenant shall remain solely responsible for said compliance. With respect to Tenant’s obligation to comply with Laws, if (i) such compliance is required in connection with a legal requirement that is not in effect when the Premises is delivered to Tenant, and (ii) such legal requirement imposes an obligation on Tenant to make improvements to the Premises the cost of which would constitute capital expenditures under generally accepted accounting principles, and (iii) such improvements are not required as the result of Tenant’s particular use of the Premises or any work or Alterations made by or on behalf of Tenant, then upon written request from Tenant, Landlord shall make such improvements subject to reimbursement by Tenant as described in the next sentence. The costs incurred by Landlord in making the improvements requested by Tenant pursuant to the prior sentence shall be amortized over the number of months in the useful life of the capital improvement, as reasonably determined by Landlord in accordance with generally accepted accounting principles, and the monthly amortized portion of such improvements together with interest thereon at the Agreed Interest Rate shall be paid by Tenant on the first day of each calendar month during the Lease Term commencing on the first day of the calendar month after such costs are incurred by Landlord.

D.	Insurance Requirements:

Tenant and its contractors shall maintain during the course of construction of Alterations, at Tenant’s sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, any property manager designated by Landlord and Landlord’s lenders and any affiliates of Landlord that are designated by Landlord from time to time as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Two Million Dollars ($2,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate, and shall contain a severability of interest clause or a cross liability endorsement. If Commercial General Liability Insurance or other form with a general aggregate limit is used, either the general aggregate limit shall apply separately to this project/location or the general aggregate limit shall be twice the required occurrence limit. In no event shall the amount or type of insurance maintained or required to be maintained by Tenant or any of its contractors under this Lease in any way limit Tenant’s liability under this Lease, including without limitation any indemnification, defense or hold harmless provision in favor of Landlord under this Lease.

9.	MAINTENANCE OF PREMISES:

A.	Landlord’s Obligations:

Landlord at its sole cost and expense (and not as a Reimbursable Operating Cost), shall maintain in good condition, order, and repair, and replace as and when necessary, the structural components of the Building which for the purpose of this Lease means and is limited to/including the foundation, exterior load bearing walls and roof structure, except that the cost to repair any damage to such items caused by Tenant or Tenant’s Agents shall be paid for by Tenant to the extent the cost of repair is not fully paid to Landlord from available insurance proceeds. In addition, Landlord, as a Reimbursable Operating Cost, shall maintain in good condition, order and repair any HVAC System servicing both the Building and other buildings within the Project and Landlord shall also operate, manage and maintain (including, without limitation, contracting for regular maintenance and service), and replace as and when necessary, (i) the Common Area in a manner consistent with comparable projects, (ii) the parking lot and all underground utility facilities servicing the Premises, and (iii) all waterscape, landscaping and shrubbery. The cost of the foregoing, to the extent undertaken by Landlord, shall be part of Reimbursable Operating Costs (defined in Section 8D).

B.	Tenant’s Obligations:

Except for those items described in Section 9.A above which are required to be maintained and repaired by Landlord, Tenant shall clean, maintain, repair and replace when necessary the Building and every part thereof through regular inspections and servicing, including but not limited to the following, to the extent Landlord does not elect to maintain the same as Reimbursable Operating Costs: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment serving solely the Building, (iii) all fixtures, interior walls, floors, carpets and ceilings, (iv) all windows, door entrances, plate glass and glazing systems including caulking, and skylights, (v) all electrical facilities and equipment, (vi) all automatic fire extinguisher equipment, (vii) all elevator equipment, and (viii) the roof membrane system. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements, normal wear and tear excepted. With respect to items (ii), (vii) and (viii) above, Tenant shall provide Landlord a copy of a service contract between Tenant and a licensed service contractor providing for periodic maintenance of all such systems or equipment in conformance with the manufacturer’s recommendations. Tenant shall provide Landlord a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested by Landlord. To the extent that any part of the items in (i) through (viii) above is determined by Landlord to be for the benefit of more than one (1) tenant or occupant of the Building or Project, Landlord may assume the obligation to clean, maintain, repair and replace the same as Reimbursable Operating Costs and Tenant shall during the period of such assumption have no obligation to clean, maintain, repair or replace such item. If any damage or destruction to the Premises or the Project is caused by the act or negligence of Tenant or Tenant’s Agents, Tenant shall promptly repair or restores such damage or destruction, except to the extent the cost of such repair or restoration is fully covered by insurance maintained by Landlord and is required to be repaired by Landlord pursuant to Article 16 below. If as a part of the maintenance of the Premises, Tenant is liable under Section 9.B for payment of a replacement of the roof membrane or any HVAC serving only the Premises that would typically be capitalized under GAAP, Landlord shall perform such replacement and Tenant shall pay Landlord each month an amount equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of months remaining in the Lease Term, the denominator of which is the useful life (in months) of the replacement, as reasonably determined in accordance with GAAP and sound management practices consistently applied. If Tenant exercises an option to extend this Lease, Tenant shall pay continue to pay Landlord such additional amount equal to the amortized portion of such replacement which occurs during such extended term.

C.	Obligations Regarding Reimbursable Operating Costs:

In addition to the direct payment by Tenant of expenses as provided in Section 9.B, 10, 11 and 12 of this Lease, Tenant agrees to reimburse Landlord for Tenant’s Allocable Share (as defined in Section 9.E below) of Reimbursable Operating Costs (as defined in Section 9.D below) resulting from Landlord payment of expenses related to the Building or Project which are not otherwise paid by Tenant directly. Payment of Tenant’s Allocable Share of Reimbursable Operating Costs shall commence on the Commencement Date and shall be due and payable throughout the Lease Term. Landlord shall have the right to periodically provide Tenant with a written estimate of Reimbursable Operating Costs for the next twelve (12) months and Tenant shall thereafter, until Landlord revises such estimate, pay to Landlord as additional rent, along with its Base Monthly Rent, one twelfth of Tenant’s Allocable Share of the Reimbursable Operating Costs as estimated by Landlord. Within one hundred twenty (120) days after the end of each calendar year during the Lease Term (including without limitation the calendar year in which the Lease Term ends) Landlord shall deliver to Tenant a statement (“Annual Statement”) in which Landlord shall set forth the actual expenditures for Reimbursable Operating Costs for such calendar year and Tenant’s Allocable Share thereof. The Annual Statement shall be certified by an authorized officer of Landlord to be correct. If the Annual Statement shows that Tenant’s payments of estimated Reimbursable Operating Costs exceeded Tenant’s actual obligation in respect of such calendar year, Landlord shall accompany said Annual Statement with a payment to Tenant of the amount of such excess. If the Annual Statement shows that Tenant’s payments of estimated Reimbursable Operating Costs were less than its actual obligation in respect of such calendar year, Tenant shall pay said difference to Landlord within ten (10) business days after Tenant’s receipt of the Annual Statement, which obligation shall survive the expiration or sooner termination of the Lease Term. Each Annual Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (a) pays to Landlord when due the amount set forth in such Annual Statement, without prejudice to Tenant’s right to dispute such Annual Statement, and (b) within ninety (90) days after receipt of such Annual Statement or within ninety (90) days of any revisions to such Annual Statement by Landlord, sends a notice to Landlord objecting to such Annual Statement or such revised Annual Statement and specifying the reasons therefor.  Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated, in whole or in part, on a contingency fee basis.  If the parties are unable to resolve any dispute as to the correctness of such Annual Statement within thirty (30) days following such notice of objection, either party may refer the issues raised to a nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant.  In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review.  Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Reimbursable Operating Costs by more than five percent (5%) of the actual amount, in which case Landlord shall pay such fees and expenses up to a cap of Two Thousand Five Hundred Dollars ($2,500) and Tenant shall pay any amount over such cap.  Except as provided in this Section 9.C, Tenant shall have no right whatsoever to dispute, by judicial proceeding or otherwise, the accuracy of any Annual Statement.

D.	Reimbursable Operating Costs:

For purposes of calculating Tenant’s Allocable Share of Building and Project costs, the term “Reimbursable Operating Costs” is defined as all costs and expenses which are incurred by Landlord in connection with ownership and operation of the Building or the Project, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership or operation of the Building and/or Project. Reimbursable Operating Costs shall include, but not be limited to, the following to the extent the obligation therefor is not that of Tenant under the provisions of Section 9.B above: (i) common area utilities, including water, power, telephone, heating, lighting, air conditioning, ventilating, and Building utilities to the extent not separately metered to the Building; (ii) common area maintenance and service agreements for the Building and/or Project and the equipment therein, including without limitation, common area janitorial services, alarm and security services (if Landlord elects to provide such services), third party property manager (if any) cleaning of exterior surfaces of exterior building windows, and maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, mechanical rooms, elevators, and the building exteriors; (iii) insurance premiums and costs, including without limitation, the premiums and cost of All Risk or Special Cause of Loss property coverage (or its equivalent or industry replacement) (including Business Interruption), Liability coverage, Environmental Liability coverage and if elected by Landlord, earthquake insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties other than as Reimbursable Operating Costs, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); (v) all real estate taxes and assessment installments and other impositions and charges which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during the Lease Term, or which are applicable to the Lease Term regardless of when imposed, including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such taxes are levied or appear on the City and County tax bills and assessment rolls; (vi) costs of complying with Sustainability Requirements; (vii)  deductibles under insurance policies up to a maximum of Two Hundred Fifty Thousand Dollars ($250,000) per occurrence; (viii) capital expenditures as determined in accordance with generally accepted accounting principles which shall be consistently applied (“GAAP”) incurred in connection with the Project (A) that are required under any governmental law or regulation for the purpose of energy conservation but only to the extent of such savings, (B) that are required under any governmental law or regulation, except for capital repairs, replacement or other improvements to remedy a condition existing prior to the Commencement Date, or (C) that are required in connection with Landlord’s obligations in Section 9.A except for those which specifically are excluded from Reimbursable Operating Costs in the first sentence of Section 9.A ((A), (B) and (C) being referred to collectively as “Permitted Capital Expenditures”); provided, however, that the cost of Permitted Capital Expenditures shall be amortized with interest over the useful life of the capital item in question, as reasonably determined by Landlord consistent with GAAP and in accordance with sound real estate management and accounting principles consistently applied; (ix) the wages and benefits of all employees devoting time on operating or managing the Project, provided that as to any employee who does not devote substantially all of his or her employed time to the Project, that employee’s wages and benefits shall be prorated to reflect the time spent on operating or managing the Project as opposed time spent on matters unrelated to operating and managing the Project; and (x) any of items in Section 9.B above to the extent Landlord has assumed with respect thereto the obligation for cleaning, maintenance, repair and/or replacement and Section 9.B provides such costs may be passed along in Reimbursable Operating Costs. A capital expenditure of Twenty Thousand Dollars ($20,000) or more (per item of expense) shall be amortized over its useful life as reasonably determined by Landlord, together with interest on the unpaid portion of such expenditure at the Agreed Interest Rate. A capital expenditure of less than Twenty Thousand Dollars ($20,000) (per item of expense) may be expensed by Landlord in the year incurred, rather than amortized; but if not expensed shall be amortized over its useful as described in the immediately preceding sentence. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. Notwithstanding Landlord’s election to provide security measures for the Project, Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties. This is a “Net” Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses, except only those costs which this Lease expressly states shall be paid by Landlord at Landlord’s sole cost. The provision for payment of Reimbursable Operating Costs by means of monthly payment of Tenant’s Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project, other than those costs which this Lease expressly states shall be paid by Landlord at Landlord’s sole cost. If less than one hundred percent (100%) of the Building and other Project buildings is leased at any time during the Lease Term, Landlord shall adjust Reimbursable Operating Costs to equal Landlord’s reasonable estimate of what Reimbursable Operating Costs would be had one hundred percent (100%) of the Building and the other Project buildings been leased. If a bill for real property taxes and assessments is received by Landlord after the expiration or termination of the Lease Term (including without limitation a supplemental tax bill), but is applicable to any tax year within the Lease Term, Tenant shall pay Tenant’s Allocable Share of such taxes and assessments not later than ten (10) business days after Tenant’s receipt of notice of the amount due from Landlord, which obligation shall survive expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Reimbursable Operating Costs hereunder shall not include: (1) charges for electricity, water or other utilities or services and applicable taxes to the extent Tenant is obligated to pay the same directly pursuant to other provisions of this Lease, or to the extent any other tenant, occupant, person or other party directly reimburses Landlord (other than as a Reimbursable Operating Cost or on the basis of its proportionate share thereof); (2) commissions, concessions, allowances, tenant improvements, advertising and other expenses incurred in connection with preparing, staging and leasing space in the Project; (3) depreciation and costs required to be capitalized in accordance with generally accepted accounting practices, except for amortization of Permitted Capital Expenditures as provided above; (4) costs for which reimbursement is received from Landlord’s insurer, under warranty, by condemnation or by other third party; (5) ground rental payments or payments of mortgage fees, interest and/or principal; (6) the cost of initial design and construction of the Project; (7) costs, fines or penalties incurred due to a violation by Landlord of any applicable Law or a violation of any other tenant leases at the Project; (8) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the services, supplies, or materials exceeds the cost that would have been paid had the same level of services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (9) costs of acquiring and securing sculptures, paintings and other works of art or charitable or political contributions; (10) reserves of any kind; (11) bad debt loss, rent loss, or reserves for bad debts or rent loss; (12) the costs of abating or removing Hazardous Materials that existed at the Premises or Project prior to the Commencement Date, or (B) were brought to the Premises or Project by Landlord or any Landlord Related Party (defined below); (13) legal fees and costs incurred in connection with the negotiation of leases or disputes with other tenants of the Project, a violation of law by Landlord or Landlord’s agents, employees or contractors, or the sale, transfer, financing or re-financing of the Project; (14) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; or (15) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

E.	Tenant’s Allocable Share:

For purposes of prorating Reimbursable Operating Costs which Tenant shall pay, Tenant’s Allocable Share of Reimbursable Operating Costs shall be computed by multiplying the Reimbursable Operating Costs by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is either (i) the total rentable square footage of the Building if the service or cost is allocable only to the Building, or (ii) the total rentable square footage of the buildings in the Project if the service or cost is allocable to the entire Project and there are other buildings in the Project. Using the above formula, Tenant's Allocable Share for the Building is 100% and for the Project is 34.48%. Landlord shall equitably allocate some or all of the Reimbursable Operating Costs for the Project among different portions or occupants of the Project to the extent certain expenses are used or enjoyed only by certain tenants or occupants of the Project. Tenant’s obligation to share in Reimbursable Operating Costs shall be adjusted to reflect the Commencement Date and Expiration Date and is subject to recalculation in the event of expansion or contraction of the rentable square footage of the Building or Project, provided the Premises shall not be subject to remeasurement.

F.	Waiver of Liability:

Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, excepting any failure due to the gross negligence or willful misconduct of Landlord or any Landlord Related Party, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein as being Landlord’s obligation break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom, except to the extent due to the gross negligence or willful misconduct of Landlord or any Landlord Related Party. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord’s obligation of tenantability and Tenant’s right to make repairs and deduct the cost of such repairs from the rent, and any similar Law now or hereafter in effect. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing excepting any loss or injury due to Landlord's or Landlord's agents' gross negligence or willful misconduct.

10.	INSURANCE:

A.	Tenant’s Use:

Tenant shall not use or permit the Premises, or any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of insurance policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of property and liability policies covering the Premises and appurtenances.

B.	Landlord’s Insurance:

Landlord agrees to purchase and keep in force All Risk or Special Cause of Loss insurance (or its equivalent or industry replacement) in an amount equal to the replacement cost of the Building including the initial Tenant Improvements (but excluding any Alterations that are not typical or customary for office uses (“Specialized Tenant Improvements”) and other than Alterations for which Landlord’s consent is not obtained). In addition, Landlord may elect to purchase insurance coverage for perils including earthquake, flood and/or terrorist acts, in amounts and with deductibles reasonably determined by Landlord. Landlord may also maintain a policy of (i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, (ii) rental loss insurance covering a minimum of twelve (12) months and (iii) Environmental Impairment/Pollution Liability coverage. Tenant agrees to pay Landlord as additional rent, within thirty (30) days after written invoice to Tenant, Tenant’s Allocable Share of the amount of any deductible under such policy, provided that if damage is confined to the Premises, Tenant shall pay the entire deductible to Landlord. It is understood and agreed that Tenant’s obligation to pay insurance premiums under this Section 10.B will be prorated to reflect the Commencement Date and Expiration Date.

C.	Tenant’s Insurance:

Tenant agrees, at its sole cost, to insure its personal property, trade fixtures, Specialized Tenant Improvements and other Alterations not required to be insured by Landlord against damage for their full replacement value (without depreciation). Said insurance shall provide All Risk or Special Cause of Loss coverage (or its equivalent or industry replacement) equal to the replacement cost of said property. The property insurance provided by Tenant as required by this paragraph shall be carried in favor of Landlord and Tenant as their respective interests may appear and shall provide that any loss to Alterations shall be adjusted with and be payable to both Landlord and Tenant. Tenant agrees, at its sole cost, to obtain and maintain throughout the Lease Term, in combination with the umbrella, Commercial General Liability insurance for occurrences within the Project with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence and $5,000,000 in the aggregate, worker’s compensation insurance in compliance with statutory requirements, and Employer’s Liability with a limit of not less than One Million Dollars ($1,000,000) per accident and by disease. Tenant’s liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an “occurrence” rather than on a “claims made” basis. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named or additional insureds shall not reduce or avoid coverage to the other named or additional insureds. Tenant shall name Landlord, Landlord’s property manager and Landlord’s lenders as additional insureds on Tenant’s liability policies and shall name Landlord and Landlord’s lenders as loss payees on its property insurance. Tenant shall provide a waiver of subrogation in favor of Landlord, Landlord’s affiliates and property manager for worker’s compensation and employer’s liability. Tenant shall deliver to Landlord a copy of all required certificates and renewal certificates, or other evidence of coverage reasonably acceptable to Landlord, prior to the earlier of the Commencement Date or first entry to ready any portion of the Premises for Tenant’s occupancy, and before expiration of any such policies, but in no event later than five (5) days after the scheduled expiration of such policies. Tenant shall provide at least thirty (30) days’ prior written notice to Landlord of any cancellation, termination, or reduction in coverage. In no event shall the types or limits of any insurance policies maintained or required to be maintained under this Lease by Tenant or its contractors limit Tenant’s liability under this Lease, including without limitation Tenant’s indemnification, defense and hold harmless obligations.

D.	Waiver:

Except as expressly set forth elsewhere in this Lease, Landlord and Tenant hereby waive all tort, contract or other rights each may have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, to the Premises or its contents, or the other Project improvements, which may arise from any risk to the extent covered by their respective property insurance policies (or to the extent they would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The Parties shall each obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be, with respect to the property insurance maintained with respect to this Lease.

11.	TAXES:

Tenant shall be liable for and shall pay as additional rent, prior to delinquency, all taxes and assessments levied against Tenant’s personal property and trade or business fixtures. All real estate taxes (“Real Estate Taxes”) shall be prorated to reflect the Commencement Date and Expiration Date. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or buildings, Tenant shall pay and discharge its Allocable Share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its Allocable Share of such tax on behalf of Landlord, then at Landlord’s sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to pay Landlord a fee consistent with the fees charged by a third party appeal firm for such services.

So long as this Lease is in full force and effect and no Event of Default has occurred and is continuing under this Lease, after prior written notice to Landlord, Tenant shall have the right to request that Landlord contest the amount or validity of Real Estate Taxes by appropriate application or proceedings. If Landlord notifies Tenant that Landlord does not elect or cause to undertake such an application and/or proceeding, Tenant may then undertake the same; provided, however, that as a continuing condition to such right, Tenant, upon Tenant’s election shall either: (i) make all of the payments respecting the Real Estate Taxes as required by this Lease, notwithstanding any such contest, or (ii) if allowed under applicable Laws and by Landlord’s Mortgagee (as defined in Section 15.A), withhold payment of the Real Estate Taxes and post a bond or other security as may reasonably be required in order to prevent any action on a lien for such Real Estate Taxes against the Premises or the Project and to protect Landlord and the Premises in the event of an adverse determination of such contest. If Tenant elects to post security to the extent allowed under applicable Laws and by Landlord’s Mortgagee, Tenant’s failure to pay such contested Real Estate Taxes shall not constitute a breach under this Lease as long as Tenant complies with the provisions of this Section 11. Notwithstanding anything to the contrary in this Section 11, the existing tenant (the “6500 Tenant”) in the building located at 6500 Paseo Padre Parkway, Fremont, California (the “6500 Building”) has a right to contest the Real Estate Taxes on the 6500 Building, the 6500 Building and the Premises are on the same tax parcel, and, therefore, Tenant agrees to coordinate its efforts with the 6500 Tenant.

The parties agree to cooperate with each other in any such proceeding provided that the same shall be at the sole cost and expense of Tenant. Tenant also shall cooperate with the 6500 Tenant if either Tenant or the 6500 Tenant elect to contest the amount or validity of the Real Estate Taxes under their respective leases. Tenant will pay and save Landlord harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgement.

If, after Tenant has made a payment of Real Estate Taxes, Landlord receives a refund of any portion of Real Estate Taxes on which such payment was based, Landlord shall promptly refund such sums to Tenant.  Landlord shall reasonably cooperate with Tenant to allow Tenant, in accordance with this Lease, to make payment to the tax collector, obtain information and other data from the county or city tax assessor, and institute and maintain any proceeding or contest allowed under this Section with respect to all Real Estate Taxes in connection with the Premises.

12.	UTILITIES:

Tenant shall arrange for and pay directly to the providing utility all water, gas, electric, telephone, and other utilities supplied directly to the Premises and contracted for directly by Tenant. For any utilities that Landlord contracts for the entire Project, Landlord shall provide sub-meters for such utilities to the Building and Tenant shall pay for such utilities based on Tenant’s usage of such utilities as Reimbursable Operating Costs pursuant to Section 9.D. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or the utility company’s failure to furnish services or utilities to the Premises or any other portion of the Project, and no failure or shortage shall entitle Tenant to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease or affect the continued effectiveness of this Lease. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

Tenant acknowledges that the useful life of any HVAC system not serving solely the Premises will be affected depending upon the level of usage of such system. If Tenant requires heat or air-conditioning on days or during hours other than Ordinary Business Hours (defined below) from any HVAC system that serves both the Premises and other buildings within the Project, Tenant shall pay Landlord, as additional rent, the hourly rate of Seventy-Five Dollars ($75.00), which hourly rate shall not be increased during the Term. As used in this Lease, “Ordinary Business Hours” means the hours of 7:00 a.m. until 7:00 p.m. Monday through Friday, and 9:00 am until 1:00 pm Saturday except holidays observed by the federal and/or State of California governments.

Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment serving the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith. Neither Tenant nor Tenant’s Agents shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building, without Landlord’s prior written consent.

13.	TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

A.	Use of Hazardous Materials:

Without the prior written consent of Landlord, neither Tenant, nor any subtenant of the Premises (of any tier in the chain of title) or any of Tenant’s or such subtenant’s agents, employees, representatives, affiliates, architects, contractors (including without limitation subcontractors of all tiers), suppliers, vendors, subtenants, licensees or invitees (collectively “Tenant’s Agents”), shall cause or permit any Hazardous Materials, as defined below, to be generated, brought onto, used, stored, created, released or disposed of in or about the Premises or Project, except that Tenant may use and store small quantities of common household cleaners and office supplies on the Premises provided such use and storage is in strict compliance with all Environmental Laws, as defined below, and the Approved Materials (defined below). As used herein, the term “Hazardous Materials” shall mean any and all substances, materials or wastes (whether liquid, solid or gaseous), which are a pollutant or contaminant, or which are hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or the environment, or which are or may become regulated by or under the authority of any Environmental Laws, including, without limitation, asbestos or asbestos containing materials, petroleum products, pesticides, polychlorinated biphenyls, flammable explosives, radioactive materials and urea formaldehyde. As used herein, the term “Environmental Laws” shall mean any present or future federal, state or local Laws, whether common law, statute, rule, regulation or ordinance, judgment, order, or other governmental restriction, guideline, listing or requirement, relating to the environment or any Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., and applicable provisions of the California Health and Safety Code and the California Water Code, all as heretofore or hereafter may be amended from time to time. In order to obtain Landlord’s consent, Tenant shall deliver to Landlord its written proposal describing the types and quantities Hazardous Materials to be brought onto the Premises, measures to be taken for storage and disposal thereof, and safety measures to be employed to prevent pollution or contamination of the air, soil, surface and ground water. Landlord’s approval shall not be unreasonably withheld with respect to materials substantially similar to the Permitted Substances in terms of risk and quantities stored on the Premises, but shall be in Landlord’s sole and absolute discretion if not substantially similar to the Permitted Substances. Landlord hereby preapproves Tenant’s use of the Hazardous Materials described on Schedule 13.A attached hereto (the “Permitted Substances”). Without diminishing Tenant’s obligation to obtain Landlord’s consent to Tenant’s use of Hazardous Materials on the Premises where this Lease requires such consent, Tenant represents and warrants that it shall comply with all Governmental Regulations applicable to Hazardous Materials including doing the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal Laws and provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits and management plans required for the use, storage and handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises and Project free from any and all Hazardous Materials generated, brought, used, stored, created, released, or disposed of by Tenant or Tenant’s Agents or by anyone else (other than Landlord or Landlord’s agents, employees or contractors) coming onto the Premises; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtaining a closure certificate from the local administering agency prior to the expiration or sooner termination of this Lease.

B.	Tenant’s Indemnity Regarding Hazardous Materials:

Tenant shall, at its sole cost and expense and with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and the Landlord Related Parties from and against any and all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys' fees) incurred or suffered arising from generating, bringing, using, storing, creating, releasing or disposing of Hazardous Materials in or about the Premises or Project by Tenant or Tenant’s Agents, or by anyone else coming onto the Premises (other than Landlord or Landlord’s agents, employees and contractors), or the violation of any Governmental Regulation or Environmental Laws by Tenant or Tenant’s Agents or by anyone else coming onto the Premises (other than Landlord or Landlord’s agents, employees or contractors). This indemnification, defense and hold harmless obligation applies whether or not the concentrations of any such Hazardous Materials exceed applicable maximum contaminant or action levels or any governmental agency has issued a cleanup order. Tenant’s indemnification, defense, and hold harmless obligations include, without limitation, the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under present or future Laws, including Environmental Laws; (ii) claims, liabilities, costs or expenses pertaining to the assessment and identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) losses attributable to diminution in the value of the Premises, Building or Project (iv) loss or restriction of use of rentable space in the Building or Project; and (v) adverse effect on the marketing of any space in the Building or Project; and (vi) all other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall have no liability or responsibility with respect to Hazardous Materials (a) present at or about the Premises, Building or Project prior to the Commencement Date and not introduced by Tenant or Tenant’s Agents, (b) that emanate onto the Premises, Building or Project from outside thereof that are not the responsibility of Tenant or Tenant’s Agents under this Section 13, or (c) that are introduced to the Premises, Building or Project by Landlord, any Landlord Related Party or other tenants of the Project. This Section 13.B shall survive the expiration or termination of this Lease.

C.	Notice of Release or Violation:

If, during the Lease Term (including any extensions), Tenant becomes aware of (i) any actual or threatened release of any Hazardous Materials on, under or about the Premises or Project or (ii) any inquiry, investigation, proceeding, claim, notice or order by any private or public person or entity regarding the presence of Hazardous Materials on, under or about the Premises or Project, including without limitation alleged violations of Environmental Laws by Tenant or Tenant’s Agents, Tenant shall give Landlord written notice of the release or investigation within five (5) days after learning of it and shall simultaneously and thereafter furnish Landlord with copies of any claims, notices of violation, reports, or other writings received by Tenant concerning the release or investigation. In the event of an actual release of Hazardous Materials, Tenant shall also give Landlord immediate verbal notice of such release. In the event of any release on or into the Premises or any portion of the Project or into the soil or ground water under the Premises, the Building or the Project of any Hazardous Materials used, treated, stored or disposed of by Tenant or Tenant’s Agents or by anyone else (other than Landlord or Landlord’s agents, employees or contractors) coming onto the Premises, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials Tenant shall immediately give verbal and follow-up written notice of the release to Landlord, and Tenant agrees to meet and confer with Landlord and any lender designated by Landlord to attempt to eliminate and mitigate any financial exposure to such lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Project has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable Laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under Section 13.B of this Lease to indemnify, defend and hold Landlord and the Landlord Related Parties harmless. Tenant shall provide Landlord prompt written notice of Tenant’s monitoring, cleanup and remedial steps. In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable Laws, any dispute arising between Landlord and Tenant concerning Tenant’s obligation to Landlord under this Section 13.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by arbitration pursuant to this Lease.

D.	Remediation Obligations:

In the event of any release on, under or about the Premises or the Project of any Hazardous Materials generated, brought onto, used, stored, created or disposed of by Tenant or Tenant’s Agents or by anyone else (other than Landlord or Landlord’s agents, employees or contractors) coming onto the Premises, Tenant shall, at its sole cost, promptly take all necessary and appropriate actions, in compliance with applicable Environmental Laws, to remove or remediate such Hazardous Materials, whether or not any governmental agency has issued a cleanup order, so as to return the Premises and Project to the condition that existed before the introduction of such Hazardous Materials. Tenant shall obtain Landlord’s written consent prior to implementing any proposed removal or remedial action, provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s written consent. Nothing in the preceding sentence shall in any way eliminate, modify or reduce the obligation of Tenant under 13.B of this Lease to indemnify, defend and hold Landlord and the Landlord Related Parties harmless.

E.	Environmental Monitoring:

Landlord and its agents and consultants shall have the right to inspect, investigate, sample and monitor the Premises, including any air, soil, water, ground water, or to conduct any other sampling or testing, digging, drilling or analysis, to determine whether Tenant is complying with the terms of this Section 13. If Landlord discovers that Tenant is not in compliance with the terms of this Section 13, all reasonable costs incurred by Landlord in determining Tenant’s non- compliance, including attorneys’, consultants’ and experts’ fees, shall be due and payable by Tenant to Landlord within ten (10) business days following Landlord’s written demand therefor.

14.	TENANT’S DEFAULT

A.	Events of Default

The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (i) Tenant’s failure to pay the Base Monthly Rent or any other payment due under this Lease (including additional rent) within three (3) business days after receipt by Tenant of written notice from Landlord that such Base Monthly Rent or other payment was not received when due; (ii) the abandonment or vacation without providing adequate security measures of the Premises by Tenant; (iii) Tenant’s failure to deliver to Landlord any document or agreement required to be delivered by Tenant pursuant to Sections 3.D, 20.H, 20.K, 20.T within the time required by those Sections, or failure to discharge any liens within the time required by Section 8.B, or failure to deliver any evidence of insurance within the time required by this Lease, where such failure continues for four (4) business days after notice of the failure has been delivered to Tenant; (iv) Tenant’s failure to observe and perform any other required provision of this Lease, or the occurrence of any other event described as a default in other Sections of this Lease or any amendment to this Lease, where such failure or default continues for thirty (30) days after written notice from Landlord, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Tenant shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion within ninety (90) days of Landlord’s notice of such default; (v) Tenant’s making of any general assignment for the benefit of creditors; (vi) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after the filing); (vii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (viii) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days.

B.	Remedies:

In the event of any such default by Tenant, then in addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker’s fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term “rent”, as used in this Lease, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in (i) and (ii) above, “worth at the time of award” shall be computed by allowing interest at a rate equal to the greater of the following (the “Agreed Interest Rate”) (i) the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum, as of the twenty-fifty (25th) day of the month immediately preceding Tenant’s default, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, or (ii) ten percent (10%) per annum. As used in (iii) above, “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent. Furthermore, in the event of a default as described in clause (v), (vi), (vii) or (viii) in Section 14.A above, Landlord reserves the right to compensation for all damages and costs incurred by Landlord as a result of Tenant’s default, including without limitation those based upon a tort claim or contractual claim, and without any cap other than that imposed by the United States Bankruptcy Code (as amended, and as interpreted by case law, the “Code”) with respect to rent, as defined in the Code. Tenant hereby waives the protection of any limitation in the Code imposed upon such damages to the extent such waiver is enforceable under the Code, and Tenant hereby agrees that the Security Deposit may be retained by Landlord for purposes of compensation for any and all tort or contractual or other claims by Landlord against Tenant. Any obligation Landlord may have to mitigate damages upon a termination due to Tenant’s default shall not include the obligation to relet the Premises if Landlord has other comparable available space within the Building or Project.

C.	Right to Re-enter:

In the event of any such default by Tenant, Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property in accordance with applicable Laws. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord, in any manner permitted by Laws.

D.	Continuation of Lease:

If Landlord does not elect to terminate this Lease as provided in Section 14.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply, this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including without limitation, the right to recover payment of rent as it becomes due.

E.	No Termination:

Neither efforts by Landlord to mitigate damages caused by a breach or default of Tenant, nor acts of maintenance or preservation or efforts to relet the Premises shall constitute an election by Landlord to terminate the Lease or a termination of Tenant’s right to possession of the Premises.

F.	Non-Waiver:

Landlord may accept Tenant’s payments without waiving any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand. Furthermore, Landlord’s acceptance of rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenant’s tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by either party of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by either party shall impair such right or remedy or be construed as a waiver thereof by such party. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord’s consent to or approval of any act by Tenant which requires Landlord’s consent or approvals shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants

G.	Performance by Landlord:

If Tenant fails to perform any obligation required under this Lease or by Laws, Landlord in its sole and absolute discretion may, after ten (10) business days prior written notice to Tenant, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate within ten (10) business days of Landlord’s written notice for such payment.

H.	Habitual Default:

The provisions of Section 14 notwithstanding, the Parties agree that if Tenant shall have defaulted in the performance of any (but not necessarily the same) monetary or material term or condition of this Lease for three (3) or more times during any twelve (12) month period during the Lease Term, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by Tenant, which work a hardship upon Landlord and deprive Landlord of Tenant’s timely performance under this Lease.

I.	Landlord Default:

In addition to and without limiting any other provision of Lease granting Tenant remedies for a breach by Landlord, if Landlord defaults or fails to perform any of its representations, warranties, covenants or obligations under this Lease and fails to cure such default within thirty (30) days of written notice of such default from Tenant; provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion within ninety (90) days of Tenant’s notice of such default (or such lesser period of time after written notice of such default from Tenant as deemed reasonable under an emergency situation which could cause substantial damage to the Premises or injury to the people within the Premises and which lesser period of time to cure that Tenant deems reasonable is set forth in Tenant’s notice), then Tenant shall have the right to send Landlord a second notice of such default and if Landlord does not cure such default within five (5) business days of such second notice then Tenant shall have the right to remedy such default for the account of Landlord; provided that the failure by Landlord to cure such default adversely affects Tenant’s ability to conduct Tenant’s business in the Premises or a material portion thereof. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the systems and equipment, any structural portions of the Building, and/or the exterior appearance of the Building, Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in buildings comparable to the Building. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant shall not be required to obtain Landlord’s consent for such repairs. If Tenant performs any of Landlord’s obligations under this Lease in accordance with the terms and conditions of this Section 19.5, then Landlord shall be relieved of its obligation to perform the specific obligation so undertaken by Tenant, and Landlord shall reimburse Tenant’s reasonable and actual out-of-pocket costs thereof, within thirty (30) days after receipt by Landlord of a statement as to the amounts of such costs (accompanied by reasonable supporting documentation), together with interest at the Agreed Rate if not paid by Landlord within fifteen (15) days of Tenant’s statement and documentation until paid by Landlord (or, at Landlord’s option in its sole discretion, if the Lease Term has not yet expired, upon receipt by Landlord of such statement (accompanied by reasonable supporting documentation), such costs together with such interest shall be credited against the next payment of Rent due from Tenant hereunder). For purposes of this paragraph, a structural defect condition required to be repaired by Landlord that interferes with the Tenant’s business operations, threatens to damage Tenant’s personal property or threatens to injure people shall be deemed an emergency.

15.	LANDLORD’S LIABILITY:

A.	Limitation on Landlord’s Liability:

In the event of Landlord’s failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises (“Mortgagee”) that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an express third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law relating to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee’s interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant further waives all rights to terminate this Lease and to vacate the Premises on Landlord’s default under this Lease, the Parties having agreed that Tenant’s remedies in the event of a Landlord default shall be limited to those expressly set forth in this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief; provided, however, Landlord and the Landlord Related Parties shall not be liable to Tenant for any consequential damages suffered or incurred by Tenant on account of Landlord’s default including, without limitation, on account of lost profits or the interruption of Tenant’s business. To the fullest extent allowed by Laws, except for personal injury not covered by Tenant’s insurance and to the extent caused by the gross negligence or willful misconduct of Landlord or the Landlord Related Parties,  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors, or any other person in or about the Premises or Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. To the fullest extent allowed by Laws, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease of the Project. Notwithstanding anything to the contrary, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) the presence, in a form or concentration in violation of Laws now or hereafter in effect, of Hazardous Materials which are present in or about the Premises either (A) prior to the Commencement Date from any cause or (B) after the Commencement Date due to the act or omission of Landlord or Landlord Related Parties; or (ii) any interruption of utilities to the Premises caused by Landlord’s gross negligence or willful misconduct (any of the three, an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the “Eligibility Period”), then Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using and does not use bears to the total rentable area of the Premises.

B.	Limitation on Tenant’s Recourse:

If Landlord is a corporation, trust, partnership, limited liability company, joint venture, unincorporated association or other form of business entity, then the obligations of Landlord shall not constitute personal obligations of the Landlord Related Parties. Tenant shall have recourse only to the interest of Landlord in the Premises for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

C.	Indemnification of Landlord:

As a material part of the consideration rendered to Landlord, to the fullest extent allowed by Laws, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises or Project, from any cause arising at any time except to the extent due to the gross negligence or willful misconduct of Landlord or any Landlord Related Party. Except to the extent due to the negligence or willful misconduct of Landlord or Landlord Related Parties, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys' fees) incurred or suffered arising from the use or occupancy of the Premises or any part of the Project by Tenant or Tenant’s Agents, the acts or omissions of Tenant or Tenant’s Agents, Tenant’s breach of this Lease, or any damage or injury to person or property from any cause. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant or Tenant’s Agents, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys’ fees) incurred in connection with such litigation.

16.	DESTRUCTION OF PREMISES:

A.	Landlord’s Obligation to Restore:

Subject to Article 9 above, in the event of damage or destruction of the Premises during the Lease Term (other than Tenant’s Specialized Tenant Improvements and other than those Alterations for which Landlord’s consent was not obtained) Landlord, and Tenant (as to Alterations for which Landlord’s consent was not obtained and Specialized Tenant Improvements, provided that in no event shall Tenant perform any work in violation of the other Sections of this Lease), shall repair the same to a similar condition to that which existed prior to such damage or destruction, to the extent legally allowed, subject to this Section 16 below. Such damage or destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent following the casualty and while repairs are being made, such proportionate reduction to be based upon the extent to which the damage interferes with Tenant’s business in the Premises. In no event shall Landlord be required to replace or restore Alterations for which Landlord’s consent was not obtained, Specialized Tenant Improvements or Tenant’s trade fixtures or personal property.

B.	Limitations on Landlord’s Restoration Obligation:

Notwithstanding the provisions of Section 16.A above, Landlord shall have no obligation to repair or restore the Premises if any of the following occur: (i) if Landlord estimates the repairs cannot be made in one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under applicable Laws, as reasonably determined by Landlord, (ii) if the holder of the first deed of trust or mortgage encumbering the Building elects not to permit the insurance proceeds payable upon damage or destruction to be used for such repair or restoration, (iii) the damage or destruction is not fully covered by the insurance maintained by Landlord (provided Landlord carried the insurance required by the Lease), (iv) the damage or destruction occurs in the last twenty four (24) months of the Lease Term (taking into consideration the Option then exercised by Tenant) and is projected to take in excess of sixty (60) days to repair, (v) Tenant is in default pursuant to the provisions of Section 14 above beyond applicable notice of cure periods, or (vi) Tenant has abandoned the Premises for more than ninety (90) days. In any such event Landlord may elect either to (i) complete the repair or restoration, or (ii) terminate this Lease by providing Tenant written notice of its election within sixty (60) days following the damage or destruction. If Landlord elects to repair or restore, this Lease shall continue in full force and effect. Tenant hereby waives the benefits and rights provided to Tenant by the provisions of Civil Code Sections 1932 and 1933, or any similar Law now or hereafter in effect. Notwithstanding the foregoing, Tenant shall have the option to terminate this Lease: (i) if Landlord reasonably estimates the repairs cannot be made in one hundred eighty (180) days from the date of damage or destruction, or (ii) the damage or destruction occurs in the last twenty four (24) months of the Lease Term and is projected to take in excess of sixty (60) days to repair. In any such event, Tenant may terminate this Lease by providing Landlord written notice of its election within fifteen (15) days following receipt of Landlord’s repair estimate.

17.	CONDEMNATION:

If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser (“Vesting Date”) and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking, as reasonably determined by Landlord. Further, in the event of such partial taking, Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; except Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for the unamortized cost of any Specialized Tenant Improvements and Alterations paid for by Tenant and not paid or reimbursed through the Work Allowance, or for Tenant’s moving costs, loss of or damage to Tenant's personal property, loss to Tenant because of interruption of business, Tenant's loss of goodwill. If there is a taking of any parking areas within the Project, and substitute parking cannot be provided within the Project by means of restriping the remaining existing parking areas within the Project, then the parking allocated to Tenant under this Lease shall be proportionately reduced. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any similar Law now or hereafter in effect, and the provisions of this Section 17 shall govern in the case of a taking.

18.	ASSIGNMENT OR SUBLEASE:

A.	Consent by Landlord:

Except as specifically provided in Section 18.E below, Tenant may not voluntarily, involuntarily or by operation of law, assign, sell or otherwise transfer all or any part of Tenant’s interest in this Lease or in the Premises, cause or permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant, or permit any person to succeed to any interest in this Lease or the Premises (all of the foregoing being a “Transfer”) without the express written consent of Landlord not to be unreasonably withheld, conditioned or delayed. In the event Tenant desires to effectuate a Transfer, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed transferee, (ii) current financial statements of the transferee covering the preceding three (3) years (if available), (iii) the nature of the proposed transferee’s business to be carried on in the Premises, (iv) a statement outlining all consideration to be given on account of the Transfer, and (v) a current financial statement of Tenant, unless Tenant is publicly traded. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord’s request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed Transfer. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) terminate this Lease as to the portion of the Premises proposed to be transferred (but only in connection with an assignment or a sublease of more than fifty percent (50%) of the Premises for more than fifty percent (50%) of the then remaining Lease Term); (ii) permit Tenant to Transfer such space to the named transferee on the terms and conditions set forth in the notice; or (iii) reasonably refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 15-day period, Tenant shall again notify Landlord in writing and shall give Landlord an additional five (5) business days to respond. If Landlord fails to notify Tenant in writing of such election within this second 5 business-day period, then Landlord shall be deemed to have elected option (ii) above. In the event Landlord elects option (i) above, this Lease shall expire with respect to such part of the Premises on the date upon which the proposed Transfer was to commence, and from such date forward, Base Monthly Rent shall be adjusted based on the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises before exercise of Landlord’s election to terminate, and Tenant’s Allocable Share of all other costs and charges shall be adjusted in accordance with Section 9.E based upon the remaining rentable area of the Premises and Landlord shall be responsible for any work required to separately demise the Premises. In the event Landlord does not elect option (i) above, Landlord’s consent to the proposed Transfer shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed transferee is engaged in a business that is limited to the uses expressly permitted under this Lease; (ii) the proposed transferee is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease in the event of an assignment, or under the sublease with respect to a sublease transaction and Landlord has been furnished with reasonable proof thereof; (iii) the proposed transfer agreement, if it is a sublease, conforms to the requirements of Section 18.I below or if it is an assignment, is in a form reasonably satisfactory to Landlord; (iv) the proposed Transfer will not result in there being greater than two (2) subtenants or other occupants (not including employees) within the Premises at any time during the Lease Term; (v) Tenant reimburses Landlord on demand for all costs that may be incurred by Landlord in connection with said Transfer, including the costs of making investigations as to the acceptability of the proposed transferee and legal costs incurred in connection with the granting or denial of any requested consent (not to exceed $3,500.00 per occurrence); and (vi) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord. Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be deemed reasonable in withholding its consent if it does so for any of the following reasons: (i)  the proposed subtenant or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or assignee, either (1) occupies space in the Project at the time of the request for consent, or (2) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives Tenant's request for consent, to lease space in the Project; or (ii) Tenant publicly advertises the offering space for sublease at a starting Base Monthly Rent rate that is lower than Landlord's then current highest asking Base Monthly Rent rate for other space in the Project which is then on the market for direct lease or if no space is available in the Project, then not less than the fair market rent for such space; provided that, Tenant shall be allowed to sublease at a lower rate if not advertised publicly; or (iii) any one or more of the requirements described in (i) through (vi) of the prior sentence has not been met. In the event all or any one of the foregoing conditions are not satisfied (without limiting other factors that may be considered or conditions that may be imposed by Landlord in connection with a requested Transfer), Landlord shall be considered to have acted reasonably if it withholds its consent. Tenant shall not hypothecate, mortgage, pledge or otherwise encumber Tenant’s interest in this Lease or the Premises or otherwise use the Lease as a security device in any manner without the consent of Landlord, (all of the foregoing being an “Hypothecation”) which consent Landlord may withhold in its sole and absolute discretion; provided, however, Landlord hereby acknowledges and agrees that, so long as Tenant is not in default hereunder, Tenant shall be permitted, with Landlord's reasonable consent, to pledge its interest in any personal property or trade fixtures located in the Premises in connection with the pledge of all or substantially all of its assets as part of any master credit facility. Tenant shall reimburse Landlord on demand for all reasonable costs that may be incurred by Landlord in connection with a Hypothecation, including legal costs incurred in connection with the granting or denial of any requested consent, not to exceed $3,500.00. Landlord’s consent to one or more Transfers or Hypothecations shall not operate to waive Tenant’s obligation to obtain Landlord’s consent to other Transfers or Hypothecations nor constitute consent to an assignment or other Transfer following foreclosure of any permitted lien, mortgage or other encumbrance. If Tenant is a corporation, limited liability company, unincorporated association, partnership or other legal entity, the sale, assignment, cancellation, surrender, exchange, conversion or any other transfer or hypothecation of any stock, membership or other ownership interest in such entity (whether occurring at one time or over a period of time) in the aggregate of more than fifty percent (50%) (determined cumulatively) shall be deemed an assignment of this Lease; in the case of a partnership, any withdrawal or substitution (whether occurring at one time or over a period of time) of any partners owning fifty percent (50%) or more (cumulatively) of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease; provided that, subject to Section 18.D below the foregoing provisions of this sentence shall not apply to (i) a transfer set forth in Section 18.E below, or (ii) a transfer of stock in a corporation whose stock is publicly traded on a public stock exchange. If Tenant is an entity, any sale of all or substantially all of its assets shall be deemed an assignment of this Lease, except pursuant to Section 18.E below. If Tenant is a corporation whose stock is not publicly traded on a public stock exchange, any dissolution, merger, consolidation or reorganization of Tenant shall be deemed a Transfer. Tenant acknowledges and agrees that the provision of this Section 18 are not unreasonable standards or conditions for purposes of Section 1951.4 of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

B.	Assignment or Subletting Consideration:

Landlord and Tenant hereby agree that fifty percent (50%) of any rent or other economic consideration (including without limitation, payments for trade fixtures and personal property in excess of the fair market value thereof, stock, warrants, and options) in excess of the total Rent payable hereunder (after Tenant first deducts therefrom Reasonable Transfer Costs (defined below)) (i) realized by Tenant in connection with any Transfer by Tenant (other than a Permitted Transfer (defined in Section 17.E below)), and/or (ii) realized by a subtenant or any other person or entity (other than Tenant) (any such subtenant, person or entity being a “Subsequent Transferor”) in connection with a sublease, assignment or other Transfer by such Subsequent Transferor shall be paid by Tenant to Landlord promptly after such amounts are paid to Tenant or a Subsequent Transferor, regardless of the amount of sub-rent the Subsequent Transferor pays to Tenant or any prior Subsequent Transferor. As used in this Section 18.B, “Reasonable Transfer Costs” shall mean the following costs, to the extent reasonably incurred in connection with the Transfer in question: (i) marketing, advertising costs and brokerage commissions payable to unaffiliated third parties, (ii) hard and soft tenant improvement costs incurred by Tenant solely in connection with such Transfer, and (iii) reasonable legal fees. In the case of a Transfer other than an assignment of Tenant’s entire interest in the Lease and Premises, all Reasonable Transfer Costs shall be amortized on a straight line basis, without interest, over the initial term of the Transfer. Tenant’s obligation to pay over Landlord’s portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord’s right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No Transfer by Tenant shall relieve it of any obligation under this Lease. Any Transfer which conflicts with the provisions of this Lease shall be voidable by Landlord at any time following such Transfer.

C.	No Release:

Any Transfer shall be made only if and shall not be effective until the transferee shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the transferee shall assume all the obligations of this Lease on the part of Tenant to be performed or observed to the extent of the interest being transferred and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease to the extent applicable to the interest being transferred. Notwithstanding any Transfer and the acceptance of rent or other sums by Landlord from any transferee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any transferee or any other person claiming under or through any transferee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys' fees) resulting from any claims that may be made against Landlord by the proposed transferee or by any real estate brokers or other persons claiming compensation in connection with the proposed Transfer.

D.	Reorganization of Tenant:

Notwithstanding any other provision of this Lease, the provisions of this Section 18.D shall apply if: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving company, or there is a sale of all or substantially all of the assets of Tenant, or (ii) there is a sale, cancellation, surrender, exchange, conversion or any other transfer of stock involving or consisting of more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or a transfer of more than a fifty percent (50%) ownership interest in Tenant (where Tenant is not a corporation) and after one or more of such events, Tenant's stock is no longer publicly traded. In a transaction under clause (i) of this Section 18.D, the surviving or acquiring corporation or entity (“Surviving Entity”) shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which the Surviving Entity assumes the obligations of Tenant hereunder. In a transaction or series of transactions under clause (ii) of this Section 18.D, the entities which as a result of such transaction(s) own a greater than fifty percent (50%) interest in Tenant (including, without limitation as a result of a reverse triangular merger or a triangular merger) (collectively the “Acquiring Entity”) shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease (“Lease Guaranty”) to the extent accruing after such transferee’s acquisition of Tenant’s stock possessing more than 50% of the total combined voting of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. In addition, in the event that after such acquisition Tenant does not prepare audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, each entity required to execute the Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. Without limiting the foregoing requirements, it is the intent of the Parties that after such any transaction or series of transactions described in this Section 18.D, Landlord shall be entitled to rely on the creditworthiness of publicly-traded companies and to receive audited financial information from publicly-traded companies to the extent Tenant is owned, directly or indirectly, by a publicly-traded company.

E.	Permitted Transfers

Provided that Tenant otherwise complies with the provisions of this Section 18, except the provision requiring prior consent, but otherwise including without limitation the provisions of Section 18.D, Tenant may enter into any of the following Transfers described in this Section 18.E (a “Permitted Transfer”) without Landlord’s prior consent, and Landlord shall not be entitled to terminate the Lease or to receive any part of any sub-rent resulting therefrom that would otherwise be due pursuant to Sections 18.A and 18.B, provided however that Tenant shall notify Landlord of any such Transfer not later than five (5) business days after the effective date of such Transfer. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation or other entity which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than fifty percent (50%); (ii) a corporation or other entity which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation or entity, so long as the surviving corporation or entity has a net worth at the time of such assignment or sublease that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation or other entity which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation or entity has a net worth at the time of such assignment or sublease that is equal to or greater than the net worth of Tenant immediately prior to such transaction. Any transferee pursuant to this Section 18.E is referred to elsewhere in this Lease as a “Permitted Transferee”. Any transferee pursuant to an assignment of all of Tenant’s interest in this Lease pursuant to this Section 18.E above is referred to elsewhere in this Lease as a “Permitted Assignee”.

F.	Effect of Default:

In the event of Tenant’s default beyond applicable notice and cure periods, Tenant hereby assigns all amounts due to Tenant from any Transfer as security for performance of Tenant’s obligations under this Lease, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such amounts and apply it toward Tenant’s obligations under this Lease, except that Tenant may collect such amounts unless a default occurs and remains uncured as described in Section 14 above. Landlord’s collection of any amounts due from a Transfer shall not constitute an acceptance by Landlord of attornment by any subtenants, and upon Tenant’s default Landlord shall have all rights provided by this Lease and applicable Laws, including without limitation terminating this Lease and any or all occupants’ rights to possession of the Premises as Landlord shall determine in Landlord’s sole and absolute discretion. A termination of the Lease due to Tenant’s default shall not automatically terminate a Transfer then in existence; rather at Landlord’s election (1) such Transfer shall survive the Lease termination, (2) the transferee shall attorn to Landlord so long as Landlord recognizes the transferee, and (3) Landlord shall undertake the obligations of Tenant under the transfer agreement; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the transferee, or for any acts or omissions of Tenant and Tenant’s Agents.

G.	Conveyance by Landlord:

In the event of any transfer by any person or entity comprising Landlord of such person’s or entity’s entire interest in this Lease, such person or entity (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, that any funds in the hands of such person or entity or the then transferor at the time of such transfer, in which Tenant has an interest shall be turned over to the transferee and if the entire interest of Landlord is the subject of the transfer then any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease shall be paid to Tenant; and provided, further, that upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section 18 above all of the agreements, covenants and conditions in this Lease to be performed from and after the transfer on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease to be performed on the part of Landlord shall, subject as aforesaid, be binding on each Landlord, its successors and assigns, only during its period of ownership.

H.	Successors and Assigns:

Subject to the provisions this Section 18, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all parties hereto comprising Tenant shall be jointly and severally liable hereunder.

I.	Sublease Requirements:

With respect to any permitted sublet of the Premises by Tenant to an approved Subtenant (“Subtenant”), the sublet transaction shall be evidenced by a written sublease between Tenant and Subtenant (the “Sublease”). The Sublease shall comply with the following requirements: (i) The form of the Sublease and the terms and conditions thereof shall be subject to Landlord’s approval which shall not be withheld unreasonably; (ii) The Sublease shall provide that it is subject to and shall incorporate by reference all of the terms and conditions of this Lease, except those terms and conditions relating to Rent, additional rent, and any other amount due under this Lease or any provision which pursuant to the sublease transaction would not be appropriate to incorporate (e.g. options to extend or other rights for which Tenant does not intend to pass along to Subtenant); (iii) The Sublease shall provide that the Subtenant shall have no right to exercise any option or other similar right granted to Tenant in this Lease (unless the Sublease resulted from a Permitted Transfer); (iv) The Sublease shall contain a waiver of subrogation against Landlord for any occurrence that would be covered under the property insurance policy that Tenant is required to or does carry under or with respect to this Lease and shall require Subtenant’s property insurance policies to acknowledge such waiver of subrogation; (v) The Sublease shall provide that all requirements of the Lease applicable to subleases shall be applicable to sub-subleases; (vi) The Sublease shall require Subtenant, acting through Tenant, to obtain Landlord’s prior written approval, to any alteration to the Premises to the same extent Tenant is required by this Lease to obtain such consent; (vii) The Sublease shall require Subtenant to send Landlord copies of any and all notices concerning the Premises that Subtenant is obligated to provide to Tenant and Tenant to send Landlord copies of any and all notices concerning the Premises that Tenant is obligated to provide to Subtenant; (viii) The Sublease shall provide that, at Landlord’s option, the Sublease shall not terminate in the event that this Lease terminates and shall require Subtenant to execute an attornment agreement if Landlord, in its sole and absolute discretion, shall elect to have the Sublease continue beyond the date of termination of this Lease as a direct lease between Landlord and the Subtenant (provided however that in no event shall Landlord be liable for any default under the Sublease occurring prior to such attornment); and (ix) The Sublease shall require the Subtenant to agree that on receipt of notice from Landlord that Tenant has defaulted beyond applicable notice and cure periods, Subtenant shall pay all sums due under the Sublease to Landlord.

J.	Other Transfers.

Furthermore, notwithstanding anything to the contrary, Tenant shall have the right, without the receipt of Landlord’s consent and without payment to Landlord of any transfer premium pursuant to Section 18.B, but on not less than five (5) business days prior written notice to Landlord, to permit the occupancy of up to ten percent (10%) of the rentable square footage of the Premises, pursuant to an occupancy agreement with any individual(s) or entity(ies) with an ongoing business relationship with Tenant and for the sole purpose of working jointly with Tenant (“Permitted Occupants”). Such occupancy pursuant to this Section 18.J shall include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the Permitted Occupants, on and subject to the following conditions: (i) each individual or entity shall be of a character and reputation consistent with the quality of the Building and the Project; (ii) no individual or entity shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (iii) the rent, if any, paid by such occupants shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants; (iv) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 18; and (v) the Permitted Occupants must abide by all of the terms and conditions of this Lease when present within the Project. Any occupancy permitted under this Section 18.J shall not be deemed a Transfer under this Article 18. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

19.	OPTION TO EXTEND THE LEASE TERM:

A.	Grant and Exercise of Option:

Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 19 one (1) option (the “Option”) to extend the Lease Term for an additional term (the “Option Term”). The Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than fifteen (15) months prior to the date the Lease Term would expire but for such exercise but no later than twelve (12) months prior to the date the Lease Term would expire but for such exercise, time being of the essence for the giving of such notice. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease shall apply except for the grant of additional Options pursuant to this Section 19 and except for tenant improvements, improvement allowances or relocation allowances, free rent or other leasing concessions and inducements, and provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term (without regard to temporary reductions or abatements or reductions then in effect), or (ii) Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default (beyond applicable notice and cure periods) under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, then Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the Lease Term shall not be extended pursuant to this Section 19.A. As used herein, the term “Fair Market Rental” is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon all relevant factors, including without limitation, the (i) current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the same real estate submarket as the Building; (ii) the credit standing and financial stature of the Tenant; (iii) the method for payment of additional rent; (iv) whether a brokerage commission, tenant improvement allowance or other concessions or inducements are provided.

B.	Determination of Fair Market Rental:

If Tenant exercises an Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the date of exercise. If Tenant disputes Landlord’s determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after delivery to Tenant of Landlord’s notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord’s determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 19.C below. If Tenant does not timely send Landlord a notice as provided in the previous sentence, Landlord’s determination of Fair Market Rental shall be deemed the agreed upon Fair Market Rental amount to be used in computing Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 19.C below and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the greater of (i) the Base Monthly Rent in effect immediately before the start of the Option Term (without regard to temporary reductions or abatements then in effect, or (ii) Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 19.C is greater than Landlord’s determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual Base Monthly Rent due as so determined in this Section 19 within thirty (30) days after such determination. If the Fair Market Rental as finally determined in Section 19.C is less than Landlord’s determination, the difference between the amount paid by Tenant and the actual Base Monthly Rent due as so determined pursuant to this Section 19 shall be credited against the next installments of Base Monthly Rent due from Tenant to Landlord hereunder.

C.	Resolution of a Disagreement over the Fair Market Rental:

Any disagreement regarding Fair Market Rental shall be resolved as follows: Within thirty (30) days after Tenant’s response to Landlord’s notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at a mutually agreeable time and place, in an attempt to resolve the disagreement. If within the 30-day consultation period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental taking into consideration the factors set forth above and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two (2) appraisals so submitted differ by less than ten percent (10%) of the higher appraisal, the average of the two shall be deemed as Fair Market Rental. If the two (2) appraisals differ by ten percent (10%) or more of the higher appraisal, the appraisers shall immediately select an independent third appraiser who shall, within thirty (30) days after this selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two (2) previous appraisals and the result shall be Fair Market Rental, or if it is exactly in the middle of the two (2) previous appraisals (i.e. not any closer to one than it is to the other) the third appraisal shall be the Fair Market Rental. All appraisers specified pursuant to this Section 19.C shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years’ experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

D.	Personal to Tenant:

All Options provided to Tenant in this Lease are personal and granted solely to Cutera, Inc. (and its Permitted Transferees) and are not exercisable by any other person or entity whether or not a Transfer has occurred unless Landlord consents to permit exercise of any Option by any assignee or subtenant in Landlord’s sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later Option to extend the Lease cannot be exercised unless the prior Option has been properly exercised and the Option Term for that exercised prior Option has commenced. All Options provided to Tenant in this Lease shall terminate upon the expiration or sooner termination of this Lease and shall not apply during any holdover period.

20.	GENERAL PROVISIONS:

A.	Attorney’s Fees:

In the event a suit or alternative form of dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney’s fees and costs incurred in connection with such proceeding, including the expense of expert witnesses, depositions and court testimony. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney’s fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

B.	Authority of Parties:

If Tenant is a corporation, partnership or other entity, Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that Tenant is duly formed and in good standing, that each individual signing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant and to bind Tenant to this Lease in accordance with Tenant’s governing documents, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord’s request, Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, of the authorizations described in this Section 20.B

C.	Brokers:

Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than T3 Advisors and Tenant agrees to indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Related Parties harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys’ fees) asserted by any other broker or finder claiming through Tenant or suffered or incurred by Landlord as the result of Tenant’s breach of its representation in this paragraph above. Landlord shall pay to CBRE and T3 a leasing commission for this Lease pursuant to a separate agreement with CBRE.

D.	Choice of Law:

This Lease shall be governed by and construed in accordance with California law, without regard to choice of law principles. Venue for all court proceedings or alternative forms of dispute resolution proceedings shall be Santa Clara County, California; except that as to any court proceeding that the law requires be filed in the county in which the Premises is located (such as an unlawful detainer proceeding), venue shall be in the county in which the Premises is located.

E.	ARBITRATION OF DISPUTES:

LANDLORD AND TENANT AND ANY OTHER PARTY THAT MAY BECOME A PARTY TO THIS LEASE OR BE DEEMED A PARTY TO THIS LEASE, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS, AGREE THAT, EXCEPT FOR ANY CLAIM BY LANDLORD FOR (I) UNLAWFUL DETAINER, (II) TENANT’S FAILURE TO PAY THE BASE MONTHLY RENT, (III) WITHIN THE JURISDICTION OF THE SMALL CLAIMS COURT (WHICH SMALL CLAIMS COURT SHALL BE THE SOLE COURT OF COMPETENT JURISDICTION FOR SUCH CLAIM WITHIN THE JURISDICTION OF THE SMALL CLAIMS COURT), OR (IV) ANY CLAIM BY TENANT FOR INJUNCTIVE RELIEF. ANY CONTROVERSY, DISPUTE, OR CLAIM OF WHATEVER NATURE ARISING OUT OF, IN CONNECTION WITH OR IN RELATION TO THE INTERPRETATION, PERFORMANCE OR BREACH OF THIS LEASE, INCLUDING ANY CLAIM BASED ON CONTRACT, TORT, OR STATUTE, SHALL BE RESOLVED AT THE REQUEST OF ANY PARTY TO THIS LEASE, OR THEIR RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS, THROUGH DISPUTE RESOLUTION PROCESS ADMINISTERED BY J.A.M.S., OR IF J.A.M.S. NO LONGER EXISTS THEN THROUGH SUCH OTHER DISPUTE RESOLUTION SERVICE REASONABLY SELECTED BY LANDLORD, OR IF THE PARTIES AGREE TO ANOTHER DISPUTE RESOLUTION SERVICE THEN PURSUANT TO SUCH OTHER DISPUTE RESOLUTION SERVICE MUTUALLY ACCEPTABLE TO THE PARTIES, LOCATED IN SANTA CLARA COUNTY, CALIFORNIA. THE DISPUTE RESOLUTION PROCESS SHALL CONSIST OF A FINAL AND BINDING ARBITRATION ADMINISTERED BY AND IN ACCORDANCE WITH THE THEN EXISTING RULES AND PRACTICES OF J.A.M.S. OR OTHER DISPUTE RESOLUTION SERVICE SELECTED, AND JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ, AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES, EXCEPT THAT IN NO EVENT SHALL THE PARTIES BE ENTITLED TO PROPOUND INTERROGATORIES OR REQUESTS FOR ADMISSIONS DURING THE ARBITRATION PROCESS. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR A LICENSED CALIFORNIA ATTORNEY. THE VENUE FOR ANY SUCH ARBITRATION SHALL BE IN SANTA CLARA COUNTY, CALIFORNIA.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Landlord: ______ Tenant: _______

F.	Entire Agreement:

This Lease and the exhibits attached hereto contain all of the agreements and conditions made between the Parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all Parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the Parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

G.	Entry by Landlord:

Upon at least twenty-four (24) hours prior written notice (which notice can be provided by email to Bernie Schneider bschneider@cutera.com and JReinstein@cutera.com) to Tenant (except in case of emergency, where no prior notice shall be required) and subject to Tenant’s reasonable security regulations, Tenant shall permit Landlord and Landlord’s agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; (iv) performing any obligations of Landlord under the Lease including remediation of Hazardous Materials if determined to be the responsibility of Landlord, (v) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any Law, and (vi) placing “For Sale” signs, and showing the Premises to Landlord’s existing or potential successors, purchasers and lenders; provided that except for emergencies, any such entry shall be performed in a commercially reasonable manner in order to minimize the interference with Tenant’s use of the Premises and Tenant shall have the right to require that Landlord be accompanied by a representative of Tenant during any such entry so long as Tenant makes a representative available at commercially reasonable times. Notwithstanding anything to the contrary, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Tenant shall permit Landlord and Landlord’s agents, at any time within nine (9) months prior to the Expiration Date (or at any time during the Lease Term that Tenant is in default hereunder), to place upon the Premises “For Lease” signs, and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours. At any time when Tenant does not rent all rentable space in the Project, and at any time within nine (9) months prior to the Expiration Date (or at any time during the Lease Term that Tenant is in default hereunder) if Tenant does rent all rentable space in the Project, Landlord shall have the right to place “For Lease” signs within the exterior Common Area.

H.	Estoppel Certificates:

At any time during the Lease Term, Tenant shall, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on Landlord’s part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord’s interest in the Premises. Tenant’s failure to deliver such statement within such time and after four (4) business days following Landlord’s second request for such statement shall be conclusive upon the Tenant that this Lease is in full force and effect without modification, except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance. Tenant agrees to provide, within ten (10) business days after Landlord’s request, Tenant’s most recent three (3) years of audited financial statements and year-to-date unaudited financial statements for Landlord’s use in financing or sale of the Premises or Landlord’s interest therein; provided that in the event that (i) stock in the entity which constitutes Tenant under this Lease is publicly traded on a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements, then Tenant’s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied by such public filings.

I.	Exhibits:

All exhibits referred to are attached to this Lease and incorporated by reference.

J.	Interest:

All rent due hereunder, if not paid within ten (10) days when due, shall bear interest at the Agreed Interest Rate. This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by Laws to be an expense, fee or premium rather than interest.

K.	Modifications Required by Lender:

If any lender of Landlord or ground lessor of the Premises requires a modification of this Lease that will not increase Tenant’s cost or expense or materially and adversely change Tenant’s rights and obligations, this Lease shall be so modified and Tenant shall execute whatever commercially reasonable documents are required and deliver them to Landlord within ten (10) business days after the request.

L.	No Presumption Against Drafter:

Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both Parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

M.	Notices:

All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, by nationally recognized overnight courier, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 above of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party; provided that such other address shall not be a P.O. Box or other address to which personal service or overnight courier delivery cannot be effectuated. When this Lease requires service of a notice, that notice shall be deemed to constitute and satisfy the requirements of any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute.

N.	Property Management:

In addition, Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of three percent (3%) of the Base Monthly Rent.

O.	Rent:

All monetary sums due from Tenant to Landlord under this Lease, including, without limitation those referred to as “additional rent”, shall be deemed as rent.

P.	Representations:

Except for the provisions of this Lease, Tenant acknowledges that neither Landlord nor any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or Project or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

Q.	Rights and Remedies:

Subject to Section 14 above, all rights and remedies hereunder are cumulative and not alternative to the extent permitted by Laws, and are in addition to all other rights and remedies in law and in equity.

R.	Severability:

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

S.	Submission of Lease:

Submission of this document for examination or signature by the Parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

T.	Subordination:

This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively “Encumbrances”) which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) require that this Lease be prior and superior thereto, within ten (10) business days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the commercially reasonable form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that with respect to Encumbrances created after the Effective Date, in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant’s rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) business days after Landlord’s written request, Tenant shall execute any commercially reasonable documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance, provided that within those documents the Tenant's rights under this Lease are recognized only as long as Tenant is not in default. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section 20.T, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance. Landlord shall use commercially reasonable efforts to cause the existing lender to furnish to Tenant, within thirty (30) days of the date of both parties' execution of this Lease, with a written agreement providing for (i) recognition by the lender of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of existing lender's security interest in the Premises.

U.	Survival of Indemnities:

All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

V.	Time:

Time is of the essence hereunder.

W.	Transportation Demand Management Programs:

Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or programs, Tenant agrees that the cost of TDM imposed facilities and programs required specifically on the Premises (as opposed to for the Project generally), including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required specifically for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty (30) days after demand. If TDM facilities and programs are instituted on a Project wide basis, Tenant shall pay Tenant’s Allocable Share of such costs in accordance with Section 9.E above.

X.	Waiver of Right to Jury Trial:

To the extent then authorized by Laws as of the time of any actual litigation between them and to the extent not already encompassed within the various agreements to arbitrate otherwise contained herein, and as an alternative to arbitration should arbitration for any reason not be enforced, to the fullest extent allowed by Laws, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

Y.	General:

The captions and section headings of this Lease are for convenience of reference only, and shall not be used to limit, extend or interpret the meaning of any part of this Lease. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signatures and initials to this Lease created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be valid and effective to bind such signing party. Each party agrees to promptly deliver an execution original to this Lease with its actual signature and initials to the other party, but a failure to do so shall not affect the enforceability of this Lease, it being expressly agreed that each party to this Lease shall be bound by its own electronically created and/or telecopied or electronically transmitted signature and initials and shall accept the electronically created and/or telecopied or electronically transmitted signature and initials of the other party to this Lease. All agreements by Tenant contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Landlord, in the event of a breach thereof, the right to terminate this Lease. Except as expressly stated to the contrary in this Lease, wherever in this Lease the consent of either Party is required, such consent shall not be unreasonably withheld, conditioned or delayed.

Z.	Rooftop Rights.

Landlord hereby grants Tenant a non-exclusive license for the Term of this Lease, without additional rental charge, to install, maintain and operate a satellite dish or antenna (the “Satellite Dish”) on the roof of the Building in a location to be mutually agreed to by Landlord and Tenant for the purpose of providing communications to the Premises, which license shall include, without limitation, the right to run wires and cables from the Satellite Dish to the Premises through conduits and portions of the common areas of the Building and access thereto, from time to time, to perform maintenance, repairs, inspections, and installations relating thereto. Landlord shall not place or allow other future licensees or tenants of the portions of the Project then owned by Landlord to place satellite dishes and related equipment in any such areas which interfere with the function and operation of Tenant’s Satellite Dish. Tenant shall not install or operate the Satellite Dish until it submits to Landlord plans and specifications therefor and receives Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to commencing such installation, Tenant shall provide Landlord with copies of all required governmental permits, licenses and authorizations, if any, which Tenant shall obtain at its own cost and expense. Tenant agrees that neither it nor its contractors or employees will, during the construction of the Premises or at any time during the term of this Lease, make or cause to be made in the roof of the Building any penetration whatsoever without first obtaining the prior written approval from Landlord. Tenant acknowledges that Landlord may require Tenant to use Landlord’s designated roofing contractor to perform or supervise any roof cuts or penetrations to which Landlord may agree or give its consent and Tenant shall install screening around such Satellite Dish so it cannot be seen from the parking areas or other buildings in the Project, which screening must be approved by Landlord. The Satellite Dish is and shall remain the property of Tenant or its successors or assigns, and Landlord and Tenant agree that the Satellite Dish is not a fixture pursuant to this Lease or by operation of law. Upon termination of this Lease, Tenant shall remove said Satellite Dish and repair any damage related thereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD:

SI 28, LLC,

a California limited liability company

By:	Sobrato Interests 2,
a California limited partnership
Its:	Sole Member

	By:	Sobrato Development Companies, LLC,
a California limited liability company
	Its:	General Partner

		By:	/s/ John Michael Sobrato
John Michael Sobrato
		Its:	Manager

TENANT: CUTERA, INC., a Delaware corporation By: /s/ James A. Reinstein Name: James A. Reinstein Its: President and CEO

EXHIBIT “A” – Premises & Building

EXHIBIT “B” – Acceptance Agreement

This Acknowledgment of Acceptance (this “Acknowledgment”) is entered into with respect to that certain Lease dated May 2, 2017 (“Lease”), between SI 28, LLC, a California limited liability company (“Landlord”), and Cutera, Inc., a Delaware corporation (“Tenant”), for the building commonly known as 6530 Paseo Padre Parkway, Fremont, California 94555 (“Premises”), as more particularly described in the Lease. Capitalized terms used in this Acknowledgment shall have the meanings assigned in the Lease, if not otherwise defined in this Acknowledgment.

By the parties’ signature to this Acceptance Agreement, the parties confirm and agree that the Tenant Improvements are Substantially Completed (as those terms are defined in the Lease) and delivered to Tenant in accordance with the Approved Plans on ____________ and such date will be used as the date for determining the Commencement Date under Section 4.A(ii) of the Lease, subject to those punchlist items set forth on Exhibit A attached hereto.

LANDLORD:

SI 28, LLC,

a California limited liability company

By:	Sobrato Interests 2,
a California limited partnership
Its:	Sole Member

	By:	Sobrato Development Companies, LLC,
a California limited liability company
	Its:	General Partner

By:
John Michael Sobrato
		Its:	Manager

TENANT: CUTERA, INC., a Delaware corporation

By:
Name:
Its:

EXHIBIT “C” – Preliminary Tenant Improvement Plans

1ST FLOOR PROGRAM

PRIVATE OFFICES	
MANUFACTURING	14
WORKSTATIONS	
MANUFACTURING	14
LOBBY	1
TRAINING	1
MULTI-PURPOSE / MEETING	1
LARGE CONFERENCE ROOM (10x)	4
HUDDLE ROOM	1
CLINIC	1
CLINIC LAB	1
SHIPPING & RECEIVING	1
MANUFACTURING	1
STORAGE	6
BREAK ROOM	1
COFFEE BAR	1
MOTHER'S ROOM	1
MEN'S RESTROOMS	2
WOMEN'S RESTROOM	2
MEN'S SHOWERS & LOCKERS	1
WOMEN'S SHOWERS & LOCKERS	1
EF	2

16' 8' 4' 2'

CUTERA
FREMONT, CA

04.12.17
FORM4 ARCHITECTURE, INC.

EXHIBIT “D” – Tenant Improvement Plans and Specifications

(Sheet references to be attached once plans and specifications approved by Landlord and Tenant in accordance with the Lease.)

SCHEDULE 13.A – List of Permitted Substances

Chemical Shelf Life Audit

Container Size - Indicate container size by oz, gram, gallon, ml or liter. If the primary container is kept in the Flammable cabinet for refills indicate that size. If the container is kept ONLY at the work center indicate that size. (ie. 1 oz, 2

Flammable Cabinets (Cab1, Cab2, Cab3) - Verify chemicals and expiration dates stored in the appropriate cabinets by finding the chemical product name on the list and marking the box with an (X) that it applies to.

Locations Used - Verify chemical stored in the appropriate work centers by finding the chemical product name on the list and marking the box with an (X) that it applies to.

Notes - Please use this area if you find any chemicals that are expired or not listed. Please provide chemical product name, container size and where stored or used.

Cutera Hazardous Materials — IN CASE OF EMERGENCY WITH THESE CHEMICALS, CALL CHEMTREC @ 800.424.9300

IRJ

Chemical	Container size	Cab1 (Repair)	Cab2 (MFG)	Cab3 (R&D)	FR	TT	LH	LHP	FHP	THP	PS	FT	PEARL	REPAIR	RD 1	RD 2	SJR	FS	FSC	FSR	VRLT	Manufacturer	Cutera P/N
Acetone	1 glln	✓			✓		✓	✓	✓	✓		✓	✓	✓	✓			5				EMD Chemicals	
AP-101 Anti seize grease	50 g						✓											150				Apiezon	400005473 / 7000539
APTBOND (B1) Isocyanate Pre-Polymer																						Acoustic Polymers LTD	
APTBOND (B3) Proprietary Primer																						Acoustic Polymers LTD	
APTFLEX (F36) Polyurethane																						Acoustic Polymers LTD	
Arctic Alumina Thermal Adhesive PartA	2.5 gram						✓	✓	✓	✓				✓		✓						Arctic Silver	1000180
Arctic Alumina Thermal Adhesive PartB	2.5 grams						✓	✓	✓	✓				✓		✓						Arctic Silver	400006100
Arctic Silver 5 Polysynthetic Thermal Compound	•														✓	.25						Arctic Silver	
Branson Formulated Cleaning Concentrate	1 quart	✓																				ABC Compounding	
Carbon Black																						Cabot corp.	
Clean by Peroxy																						Spartan Chemical Com.	
Compressed Air Duster															✓	✓						Falcon Safety	
Conductive Mat Cleaner																						Techspray	
Devcon 5 Minute Epoxy Hardner And Resin #14270	15 oz					✓	✓	✓	✓	✓	✓		✓	✓								ITW Devcon	400005856
Devcon 5 Minute Epoxy Hardner And Resin #14270	50 ml												✓	✓								ITW Devcon	10082
Devcon - Metal Welder (Gray)																						ITW Devcon	10010
Dymax OP-29-Gel (Adhesive)	3 ml						✓							✓								Dymax	1000198
Dymax UV Cure Adhesive 140-M-T	30 ml								✓				~~✓~~	✓					✓			Dymax	001-0014
Dymax UV Cure Adhesive 142-M-T	30 ml								✓				~~✓~~	✓					✓			Dymax	001-0013
Electrowash																						Chemtronics	
Envi-Ro Tech Anti Static Freezer	10 oz														✓	✓						Tech Spray	
EPO-TEK 354A	8 oz													✓							✓	Epoxy Technology	
EPO-TEK 354B	8 oz													✓							✓	Epoxy Technology	

Location Key : FR= FRAME TT= TABLR TOP LH= LASER HEAD LHP= LASER HAND PIECE FHP= FLASH HAND PIECE THP= TITAN HAND PIECE PS= POWER SUPPLY FT= FINAL TEST PEARL= PEARL REPAIR= REPAIR RD1/RD2= R&D SJR= SHIPPING & RECEIVING FS= FREE STOCK FSC= FREE STOCK CABINET FSR= FREE STOCK REFRIGERATOR

Epoxy - Tek 301 Part A & B (P/N 1003~~...~~)

Rev 1 of 3

Chemical	Container size	Cab1 (Repair)	Cab2 (MFG)	Cab3 (R&D)	FR	TT	LH	LHP	FHP	THP	PS	FT	PEARL	REPAIR	RD 1	RD 2	S/R	FS	FSC	FSR	VRLT	Manufacturer	Cutera P/N
Flux Off		✓												✓								Chembronics	
GOOP Household Adhesive	3.7 oz											✓			✓	✓		✓				Eclectic Products	400006352
Green Solution Neutral Disinfectant Cleaner																						Spartan Chemical Co.	
Genetech Sodium Chloride NACl (5)																						Gentech	
IS 808 Momentive																							
Isopropyl Alcohol	1 gallon	✓			✓	✓	✓	✓	✓	✓	✓	✓		✓					Fy		✓	VWR	
Kleenwise Distiller Cleaner & Descaler	4 oz	✓																				Weiprwise	
Loctite 680							✓															Loctite	
Milbond Part A								✓															
Milbond Part B								✓															
Epo-Tec Part A																						Epoxy Technology	
Epo-Tec Part B																						Epoxy Technology	
Master Bond Part A Supreme 11AOHT-LO							✓																
Master Bond Part B Supreme 11AOHT-LO							✓																
Milbond (P/N 1003770)							✓																
Loctite 4011	.7 oz													✓								Loctite	
Loctite 2151														✓								Loctite	
5 Min.Thermal Blue Part A	.9 Kg																					HWSand Corp	8402-0008
5 Min.Thermal Blue Part B	.1 Kg																						
Loctite 7471 Locquic Primer																						Loctite	001-0015
Loctite 242 Thread Locker	.34 oz				✓	✓	✓	✓	✓	✓	✓		✓	✓								Loctite	400006472
Loctite 271 Thread Locker																						Loctite	10004
Loctite 380 Black Max	.10 oz				✓	·	✓	✓	✓	✓	TBA		✓	✓						.74		Loctite	400006474
Loctite 496 Instant Adhesive	1 oz								✓					✓						.74			400006135 ✓ 1/5/2016
Loctite 609 Instant Adhesive							✓															Loctite	1000884
Loctite 4471 Instant adhesive	.70 oz													✓			.7			.14		Loctite	10005
Methanol Fluka (34966)		✓												✓							✓	Fluka	[illegible]
Paint Thinner																						Bertz	
Rubber Lubricant(760)																						International Products Corp.	10016
RTV 615 Silicone Potting Compound	1 lbs																					GE Silicones	Momentive
Rosin Soldering Flux																						Kester	
Sani Cloth HB	1 lb.													✓			VeX [illegible]					PDI (div of Nice Pak)	10025
Sani Hands II																						Nice Pak Products Inc.	10020
Sigma Aldrich (494429) Dimethyl Sulfoxide [illegible]	2 lbs																					Sigma Aldrich	P/N 494429
Sigma Aldrich (363146) Vinyl alcohol					✓		·	✓	✓	✓	✓	✓										Sigma Aldrich	

Location Key : FR= FRAME TT= TABLE TOP LH= LASER HEAD LHP= LASER HAND PIECE FHP= FLASH HAND PIECE THP= TITAN HAND PIECE PS= POWER SUPPLY FT= FINAL TEST PEARL= PEARL REPAIR= REPAIR RD1/RD2= R&D S/R= SHIPPING & RECEIVING FS= FREE STOCK FSC= FREE STOCK CABINET FSR= FREE STOCK REFRIGERATOR

400006135

Glycerin lubricant ✓

Page 3 of 3

Chemical	Container size	Cab1 (Repair)	Cab2 (MFG)	Cab3 (R&D)	Locations Used FR	TT	LH	LHP	FHP	THP	PS	FT	PEARL	REPAIR	RD 1	RD 2	S/R	FS	FSC	FSR	VRLT	Manufacturer	Cutera P/N
Sigma Aldrich (A3678) Ammonium Persulfate																						Sigma Aldrich	
Sigma Aldrich (A8576)Albumin Solution																						Sigma Aldrich	
Sigma Aldrich (A3926) Electrophoresis Reagent																						Sigma Aldrich	
Sigma Aldrich (T1503)Trizma Base																						Sigma Aldrich	
Sigma Aldrich (T3253) Trizma Hydrochloride																						Sigma Aldrich	
Sigma Aldrich (T9281) Tetramethylethylenediamine																						Sigma Aldrich	
Silicone Conformal Coating # 422-55ml																						MG Chemicals	10010
SAF T LOK (R01)							✓															SAF T LOK Chemical Corp	10004
SAF T LOK (R80)																						SAF T LOK Chemical Corp	10016
Teknova Inc. (T9456) 10x TE Buffer Solution																						Teknova	
Terfenol D																						Etrema Products INC	
Titanium Dioxide Powder									✓					✓								Dupont	10012
Toulene																						Fisher Chemicals	
Ultra Blue Propane Torch Fuel																						Ultra Blue Tech	
VWR (21611-804) Aquasonic Cleaning																						VWR	
Wakefield Non Silicone Thermal Compound 125	6oz																	3oz				Tim Tronics	4020006279
type 120	4oz															✓							
5min epoxy	13oz																						

Location Key: FR= FRAME TT= TABLE TOP LH= LASER HEAD LHP= LASER HAND PIECE FHP= FLASH HAND PIECE THP= TITAN HAND PIECE PS= POWER SUPPLY FT= FINAL TEST PEARL= PEARL REPAIR= REPAIR RD1/RD2= R&D S/R= SHIPPING & RECEIVING FS= FREE STOCK FSC= FREE STOCK CABINET FSR= FREE STOCK REFRIGERATOR

Notes.

CLR Cleaner - IRI/VRLT

Signitures: Deili

Date: 12/16/16
12/16/16
12/16/16

4822-5837-3447, v. 1